SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (date  of  earliest  event  reported):  JANUARY  15,  1999



                            MIAMI SUBS CORPORATION
            (Exact name of registrant as specified in its charter)


             FLORIDA                  0-19623           65-0249329
     (State or other jurisdiction   (Commission        (IRS employer
         of  incorporation)        file  number)     identification  no.)



6300  N.W.  31ST  AVENUE,  FORT  LAUDERDALE,  FLORIDA          33309
     (Address  of  principal  executive  offices)          (Zip  code)



Registrant's  telephone  number,  including  area  code:    (954)  973-0000


                              (NOT  APPLICABLE)
        (Former name or former address, if changed since last report)


                             Page 1 of 122 pages
                           Exhibit Index at Page 3



     ITEM  5.          OTHER  EVENTS.

     On  January  15,  1999,  Miami  Subs  Corporation , a Florida corporation
("Miami Subs"), Nathan's Famous, Inc., a Delaware corporation ("Nathan's"), and Miami Acquisition Corp., a newly formed Florida corporation and wholly owned subsidiary of Nathan's ("Sub"), entered into an Agreement and Plan of merger dated as of January 15, 1999 (the "Merger Agreement"), pursuant to which Sub will merge with and into Miami Subs (the "Merger"), with Miami Subs thereafter becoming a wholly owned subsidiary of Nathan's.

     Pursuant to the terms of the Merger Agreement, each share of Miami Subs common stock, $ .01 par value per share ("Miami Subs Common Stock"), outstanding immediately prior to the effective time (the "Effective Time") of the Merger (other than shares held by Nathan's or in the treasury of Miami Subs and other than shares with respect to which dissenter's rights are properly exercised) will be converted into the right to receive a fraction of a share of Nathan's common stock, $ .01 par value per share ("Nathan's Common Stock"), having a value of $2.068 (provided that Nathan's shall not be required to issue more than one share of Nathan's Common Stock for each two shares of Miami Subs Common Stock). In addition, for each four shares of Nathan's Common Stock that a Miami Subs shareholder is entitled to receive, such holder shall be entitled to receive one warrant (the "Warrants") to purchase one share of Nathan's Common Stock at an exercise price of $6.00 per share.

     Each holder of Miami Subs Common Stock who would otherwise be entitled to receive a fractional share of Nathan's Common Stock (after taking into account all of the holder's certificates representing shares of Nathan's Common Stock) will be entitled to receive cash (without interest) in lieu thereof.

     Consummation of the Merger is subject to satisfaction of certain conditions, including, without limitation, the satisfactory completion of a due diligence investigation by each of the companies, receipt of a fairness opinion by each of the companies and approval by the shareholders of each of the companies.

     The Merger Agreement and Merger will be submitted for approval at a special meeting of shareholders of Miami Subs and at a special meeting of stockholders of Nathan's. Prior thereto, Nathan's shall file a registration statement (including a prospectus that will serve as a joint proxy statement for the companies' special meetings) with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, the shares of Nathan's Common Stock and Warrants (including the shares of Nathan's Common Stock underlying such Warrants) to be issued to Miami Subs' shareholders in connection with the Merger.

     The foregoing summary of the Merger is qualified in its entirety by reference to the text of the Merger Agreement, and Miami Subs Press Release dated February 1, 1999, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.


                             Page 2 of 122 pages





       ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                                  EXHIBITS.

          (c)          Exhibits

          The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                EXHIBIT INDEX

     2.1 Plan and Agreement of Merger made and entered into as of January 15, 1999, among Nathan's Famous, Inc., Miami Acquisition Corp. and Miami Subs Corporation.

     99.1      Press Release of Miami Subs Corporation dated February 1, 1999.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MIAMI SUBS CORPORATION


Date:      February  3,  1999          By:    /s/    Jerry W. Woda
                                              JERRY  W.  WODA
                                           Senior  Vice  President,
                                           Chief  Financial Officer,
                                           and  Principal  Accounting
                                           and Financial Officer










                             Page 3 of 122 pages





                                                                   EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                            NATHAN'S FAMOUS, INC.

                           MIAMI ACQUISITION CORP.

                                     AND

                            MIAMI SUBS CORPORATION



                         DATED AS OF JANUARY 15, 1999





                              TABLE OF CONTENTS
                                                                        PAGE

ARTICLE  I  THE  MERGER                                                 1
1.1.  THE  MERGER                                                       1
1.2.  EFFECTIVE  TIME;  CLOSING                                         2
1.3.  EFFECT  OF  THE  MERGER                                           2
1.4.  ARTICLES  OF  INCORPORATION;  BYLAWS;  DIRECTORS  AND  OFFICERS   2
1.5.  DIRECTORS  AND  OFFICERS                                          2
1.6.  EFFECT  ON  CAPITAL  STOCK                                        2
1.7.  DISSENTING  SHARES                                                4
1.8.  SURRENDER  OF  CERTIFICATES                                       4
1.9.  NO  FURTHER  OWNERSHIP  RIGHTS  IN  MSC  CAPITAL  STOCK           5
1.10.  LOST,  STOLEN  OR  DESTROYED  CERTIFICATES                       6
1.11.  TAKING  OF  NECESSARY  ACTION;  FURTHER  ACTION                  6
1.12.  MATERIAL  ADVERSE  EFFECT                                        6
ARTICLE  II  REPRESENTATIONS  AND  WARRANTIES  OF  MIAMI  SUBS          6
2.1.  ORGANIZATION  OF  MIAMI  SUBS                                     6
2.2.  MIAMI  SUBS  CAPITAL  STRUCTURE                                   7
2.3.  SUBSIDIARIES                                                      7
2.4.  OBLIGATIONS  WITH  RESPECT  TO  CAPITAL  STOCK                    8
2.5.  AUTHORITY;  ENFORCEABILITY;  NON  CONTRAVENTION;  CONSENTS        8
2.6. SECTION 607.0902 OF THE FLORIDA BUSINESS CORPORATION ACT NOT APPLICABLE
                                                                        9
2.7.  SEC  FILINGS;  MIAMI  SUBS'  FINANCIAL  STATEMENTS                10
2.8.  ABSENCE  OF  CERTAIN  CHANGES  OR  EVENTS                         11
2.9.  TAXES                                                             11
2.10.  INTELLECTUAL  PROPERTY                                           11
2.11.  COMPLIANCE;  PERMITS;  RESTRICTIONS                              12
2.12.  LITIGATION                                                       12
2.13.  BROKERS'  AND  FINDERS'  FEES                                    13
2.14.  EMPLOYEE  BENEFIT  PLANS                                         13
2.15.  ABSENCE  OF  LIENS  AND  ENCUMBRANCES                            13
2.16.  ENVIRONMENTAL  MATTERS                                           13
2.17.  LABOR  MATTERS                                                   14
2.18.  AGREEMENTS,  CONTRACTS  AND  COMMITMENTS                         14
2.19.  CHANGE  OF  CONTROL  PAYMENTS                                    16
2.20.  STATEMENTS;  PROXY  STATEMENT/PROSPECTUS                         16
2.21.  BOARD  APPROVAL                                                  16
2.22.  MINUTE  BOOKS                                                    17
2.23.  POLITICAL  CONTRIBUTIONS                                         17
2.24.  DISCLOSURE                                                       17





ARTICLE  III  REPRESENTATIONS AND WARRANTIES OF NATHAN'S AND MERGER SUB 17
3.1.  ORGANIZATION  OF  NATHAN'S                                        17
3.2.  NATHAN'S  CAPITAL  STRUCTURE                                      17
3.3.  SUBSIDIARIES                                                      18
3.4.  OBLIGATIONS  WITH  RESPECT  TO  CAPITAL  STOCK                    19
3.5.  AUTHORITY;  ENFORCEABILITY;  NON  CONTRAVENTION;  CONSENTS        19
3.6.  SEC  FILINGS;  NATHAN'S  FINANCIAL  STATEMENTS                    20
3.7.  ABSENCE  OF  CERTAIN  CHANGES  OR  EVENTS                         21
3.8.  TAXES                                                             21
3.9.  INTELLECTUAL  PROPERTY                                            22
3.10.  COMPLIANCE;  PERMITS;  RESTRICTIONS                              22
3.11.  LITIGATION                                                       23
3.12.  BROKERS'  AND  FINDERS'  FEES                                    23
3.13.  EMPLOYEE  BENEFIT  PLANS                                         23
3.14.  ABSENCE  OF  LIENS  AND  ENCUMBRANCES                            23
3.15.  ENVIRONMENTAL  MATTERS                                           23
3.16.  LABOR  MATTERS                                                   24
3.17.  AGREEMENTS,  CONTRACTS  AND  COMMITMENTS                         24
3.18.  CHANGE  OF  CONTROL  PAYMENTS                                    26
3.19.  STATEMENTS;  PROXY  STATEMENT/PROSPECTUS                         26
3.20.  BOARD  APPROVAL                                                  26
3.21.  MINUTE  BOOKS                                                    27
3.22.  POLITICAL  CONTRIBUTIONS                                         27
3.23.  DISCLOSURE                                                       27
ARTICLE  IV  CONDUCT  PRIOR  TO  THE  EFFECTIVE  TIME                   27
4.1.  CONDUCT  OF  BUSINESS                                             27
ARTICLE  V  ADDITIONAL  AGREEMENTS                                      29
5.1.  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS 29
5.2.  MEETINGS  OF  STOCKHOLDERS                                        30
5.3.  ACCESS  TO  INFORMATION;  CONFIDENTIALITY                         30
5.4.  NO  SOLICITATION  BY  MIAMI  SUBS                                 31
5.5.  PUBLIC  DISCLOSURE                                                32
5.6.  LEGAL  REQUIREMENTS                                               33
5.7.  THIRD  PARTY  CONSENTS                                            33
5.8.  FIRPTA                                                            33
5.9.  NOTIFICATION  OF  CERTAIN  MATTERS                                33
5.10.  BEST  EFFORTS  AND  FURTHER  ASSURANCES                          33
5.11.  STOCK  OPTIONS                                                   34
5.12.  REGISTRATION  RIGHTS                                             34
5.13.  INDEMNIFICATION  AND  INSURANCE                                  34
5.14.  NASDAQ  LISTING                                                  36
5.15.  BOARD  OF  DIRECTORS  OF  NATHAN'S                               36
5.16.  EMPLOYMENT  AGREEMENTS                                           36
ARTICLE  VI  CONDITIONS  TO  THE  MERGER                                36
6.1.  CONDITIONS  TO  OBLIGATIONS  OF  EACH  PARTY TO EFFECT THE MERGER 36
6.2.  ADDITIONAL  CONDITIONS  TO  OBLIGATIONS  OF  MIAMI  SUBS          37
6.3.  ADDITIONAL  CONDITIONS TO THE OBLIGATIONS OF NATHAN'S AND MERGER SUB
                                                                        38
ARTICLE  VII  TERMINATION,  AMENDMENT  AND  WAIVER                      39
7.1.  TERMINATION                                                       39
7.2.  NOTICE  OF  TERMINATION;  EFFECT  OF  TERMINATION                 41
7.3.  FEES  AND  EXPENSES                                               41
7.4.  AMENDMENT                                                         41
7.5.  EXTENSION;  WAIVER                                                41
ARTICLE  VIII  GENERAL  PROVISIONS                                      42
8.1.  NON-SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES                42
8.2.  NOTICES                                                           42
8.3.  INTERPRETATION;  KNOWLEDGE                                        43
8.4.  COUNTERPARTS                                                      43
8.5.  ENTIRE  AGREEMENT                                                 43
8.6.  SEVERABILITY                                                      43
8.7.  OTHER  REMEDIES;  SPECIFIC  PERFORMANCE                           44
8.8.  GOVERNING  LAW                                                    44
8.9.  RULES  OF  CONSTRUCTION                                           44
8.10.  ASSIGNMENT                                                       44



                              INDEX OF EXHIBITS
EXHIBIT  A          FORM  OF  WARRANT  AGREEMENT
EXHIBIT  B          FORM  OF  EMPLOYMENT  AGREEMENT  FOR  DONALD  L.  PERLYN
EXHIBIT  C          FORM  OF  EMPLOYMENT  AGREEMENT  FOR  JERRY  W.  WODA
EXHIBIT  D          FORM  OF  EMPLOYMENT  AGREEMENT  FOR  FRANK  BARAN






                         AGREEMENT AND PLAN OF MERGER
     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of January 15, 1999, among Nathan's Famous, Inc., a Delaware corporation ("Nathan's"), Miami Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Nathan's ("Merger Sub"), and Miami Subs Corporation, a Florida corporation ("Miami Subs").
                                  RECITALS
     Upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act ("FBCA"), Nathan's and Miami Subs will enter into a business combination transaction pursuant to which Merger Sub will merge with and into Miami Subs (the "Merger") so that Miami Subs will continue as the surviving corporation and will become a wholly owned subsidiary of Nathan's.
     The respective Boards of Directors of Nathan's and Merger Sub (i) have determined that the Merger is consistent with and in furtherance of the long-term business strategy of Nathan's and in its best interests, (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) have resolved to recommend that the stockholders of Nathan's vote to approve the Merger.
     The Board of Directors of Miami Subs (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Miami Subs and in its best interests, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has resolved to recommend that the shareholders of Miami Subs vote to approve the Merger.
     Nathan's  and  Merger  Sub,  on the one hand, and Miami Subs on the other hand, desire to make certain representations and warranties and other agreements in connection with the Merger.
     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
                                  ARTICLE I
                                  THE MERGER
     1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the FBCA, Merger Sub shall be merged with and into Miami Subs, the separate corporate existence of Merger Sub shall cease and Miami Subs shall continue as the surviving corporation. Miami Subs as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
     1.2. Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Department of State of the State of Florida in accordance with the relevant provisions of the FBCA (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Articles of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as
herein  defined).    Unless  the  context  otherwise  requires,  the  term
"Agreement"  as  used  herein  refers collectively to this Agreement and the
Articles  of  Merger.   The closing of the Merger (the "Closing") shall take
place at the offices of Blau, Kramer, Wactlar & Lieberman, P.C. at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").
     1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, by virtue of the Merger and the FBCA all the property, rights, privileges, powers and franchises of Miami Subs and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Miami Subs and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
     1.4.         Articles of Incorporation; Bylaws; Directors and Officers.
          (a) Unless otherwise determined by Nathan's prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Miami Subs, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the FBCA and such Articles of Incorporation; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the terms will be substantially similar to those contained in the Articles of Incorporation of Merger Sub.
          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended, altered, or repealed as provided therein, in the Articles of Incorporation of the Surviving Corporation and the FBCA.
     1.5. Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.
     1.6. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:
          (a) Conversion of MSC Capital Stock. Each share of Common Stock, par value $.01 per share, of Miami Subs (the "MSC Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of MSC Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e)) into the right to receive (i) a fraction of a share of Common Stock, par value $.01 per share, of Nathan's (the "Nathan's Common Stock") having a value of $2.068 (the "Exchange Ratio") upon surrender of the certificate representing such share of MSC Capital Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10); provided, however that Nathan's shall not be required to issue more than one share of Nathan's Common Stock for each two shares of MSC Capital Stock. In addition, for each four shares of Nathan's Common Stock that a holder of MSC Capital Stock is entitled to receive, such holder shall be entitled to receive one warrant to purchase one share of Nathan's Common Stock (the "Warrant") at an exercise price of $6.00 per share pursuant to the terms of a Warrant Agreement, substantially in the form of Exhibit A hereto. Nathan's will not issue Warrants to purchase a fraction of a share of Nathan's Common Stock. For the purpose of calculating the Exchange Ratio, the value of a share of Nathan's Common Stock shall be the average closing price of a share of Nathan's Common Stock for the ten most recent days that Nathan's Common Stock has traded, ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market System.
          (b) Cancellation of Nathan's-Owned Stock. Each share of MSC Capital Stock held in the treasury of Miami Subs or owned by Merger Sub, Nathan's or any direct or indirect wholly owned subsidiary of Miami Subs or of Nathan's immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.
          (c) Stock Options. At the Effective Time, all options to purchase MSC Capital Stock then outstanding under Miami Subs's 1990 Executive Option Plan (the "Miami Subs Option Plan"), and the options and warrants to purchase shares of Miami Subs Common Stock otherwise listed on Schedule 1.6(c) (the "Miami Subs Stock Options") shall be assumed by Nathan's in accordance with Section 5.11 hereof.
          (d) Capital Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.
          (e) Fractional Shares. No fraction of a share or Warrant to purchase a fraction of a share of Nathan's Common Stock will be issued by virtue of the Merger, but in lieu of fractional shares of Nathan's Common
Stock, each holder of shares of MSC Capital Stock who would otherwise be entitled to a fraction of a share of Nathan's Common Stock (after aggregating all fractional shares of Nathan's Common Stock to be received by such holder) shall receive from Nathan's an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Nathan's Common Stock for the ten most recent days that Nathan's Common Stock has traded, ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market System.
     1.7.          Dissenting  Shares.
          (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of MSC Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with the FBCA and who, as of the Effective Time, has not effectively withdrawn or forfeited such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Nathan's Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the FBCA.
          (b) Notwithstanding the foregoing, if any holder of shares of MSC Capital Stock who demands appraisal of such shares under the FBCA shall effectively withdraw or forfeit the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive pursuant to the Exchange Ratio Nathan's Common Stock and Warrants, without interest thereon, upon surrender of the certificate(s) representing such shares in compliance with Section 1.8.
          (c) Miami Subs shall give Nathan's (i) prompt notice of any written demands for appraisal of any shares of MSC Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the FBCA and received by Miami Subs which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under
the  FBCA.    Miami  Subs  shall not, except with the prior written consent of
Nathan's or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of MSC Capital Stock or offer to settle or settle any such demands or approve any withdrawal of such demands.
     1.8.          Surrender  of  Certificates.
          (a) Exchange Agent. Nathan's shall select American Stock Transfer and Trust Company or another institution reasonably satisfactory to Miami Subs to act as the exchange agent (the "Exchange Agent") in the Merger.
          (b) Nathan's to Provide Common Stock. Promptly after the Effective Time, Nathan's shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Nathan's Common Stock (together with any dividends or distributions with respect thereto) and Warrants issuable pursuant to Section 1.6 in exchange for outstanding shares of MSC Capital Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(e).
          (c) Exchange Procedures. Promptly after the Effective Time, Nathan's shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of MSC Capital Stock whose shares were converted into the right to receive shares of Nathan's Common Stock and Warrants pursuant to Section 1.6 and cash in lieu of any fractional shares pursuant to Section 1.6(e), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent accompanied by a properly executed letter of transmittal and shall be in such form and have such other provisions as Nathan's may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Nathan's Common Stock, Warrants and cash in lieu of any fractional shares pursuant to Section 1.6(e). Upon surrender to the Exchange Agent of one or more Certificates for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Nathan's Common Stock, and, as applicable, Warrants and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(e). Subject to Section 1.7 hereof, until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Nathan's Common Stock and, as applicable, Warrants into which such shares of MSC Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e).
          (d) Transfers of Ownership. If any certificate for shares of Nathan's Common Stock or any Warrant is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Exchange Agent any transfer or any other taxes required by reason of the issuance of a certificate for shares of Nathan's Common Stock or Warrant in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
          (e) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, Nathan's, the Surviving Corporation nor any party hereto shall be liable to any holder of MSC Capital Stock for any Nathan's Common Stock (including dividends or distributions thereon), Warrants or cash in lieu of fractional shares, properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
     1.9.      No Further Ownership Rights in MSC Capital Stock.  All shares of Nathan's Common Stock (including dividends and distributions thereon) and Warrants issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid in respect thereof pursuant to
Section 1.6(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of MSC Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of MSC Capital Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall, when accompanied by proper documentation, be exchanged and canceled as provided in this Article I.
     1.10. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such whole number of shares of Nathan's Common Stock into which the shares of MSC Capital Stock evidenced thereby shall have been converted, and, as applicable, Warrants and cash in lieu of fractional shares; provided, however, that Nathan's may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Nathan's or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
     1.11. Taking of Necessary Action; Further Action. If, at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Miami Subs and Merger Sub, the then officers and directors of Miami Subs and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.
     1.12. Material Adverse Effect. When used in connection with Miami Subs or Nathan's as the case may be, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that individually or when taken together with all other such changes, events or effects that have occurred prior to the date of determination of the occurrence  of  the  Material  Adverse Effect is or is reasonably likely to be materially  adverse  to the business, operations, assets (including intangible
assets),    condition  (financial  or  otherwise), or results of operations or prospects of Miami Subs and its subsidiaries or Nathan's and its subsidiaries, as the case may be, taken as a whole.
                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF MIAMI SUBS
     Miami Subs represents and warrants to Nathan's and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Miami Subs to Nathan's and Merger Sub (the "Miami Subs Schedules", which are incorporated herein by reference and made a part hereof as if fully set forth herein), as follows:
     2.1. Organization of Miami Subs. Miami Subs is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has the requisite corporate power and authority to own, lease and operate its properties and assets as and where the same are owned, operated or leased and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Miami Subs. Miami Subs has delivered to Nathan's complete and correct copies of the Articles of Incorporation and Bylaws of Miami Subs, each as amended to and as in effect on the date hereof.
     2.2. Miami Subs Capital Structure. The authorized capital stock of Miami Subs consists of 50,000,000 shares of Common Stock, par value $.01 per share, of which there were 27,119,340 shares issued and outstanding as of November 30, 1998 and 8,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were issued and outstanding as of November 30, 1998.
    All outstanding shares of MSC Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Miami Subs or
  any agreement or document to which Miami Subs is a party or by which it is bound. As of December 1, 1998, Miami Subs had reserved an aggregate of 4,338,716 shares of MSC Capital Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Miami Subs
  Stock Options outstanding as of such date. All shares of MSC Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.  Schedule
     1.6(c) of the Miami Subs Schedules list each Miami Subs Stock Option outstanding at November 30, 1998, the name of the holder of such Miami Subs
 Stock Option, the number of shares subject to such Miami Subs Stock Option , the exercise price of such Miami Subs Stock Option, the number of shares as to which such Miami Subs Stock Option will have vested at such date and whether the exercisability of such Miami Subs Stock Option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any.
    2.3.     Subsidiaries.
          (a) Except for the subsidiaries listed in the Miami Subs Schedules there are no entities 10% or more of whose outstanding voting securities or other equity interest are owned, directly or indirectly through one or more intermediaries, by Miami Subs. Each subsidiary of Miami Subs is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (which jurisdiction is indicated in the Miami Subs Schedules) and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased by such subsidiary and to conduct its business as it is now being conducted. Each subsidiary is in good standing and duly qualified or licensed as a foreign corporation to do business in each of the jurisdictions in which the location of the property and assets owned, operated or leased by such subsidiary or the nature of the business conducted by such subsidiary makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material
Adverse  Effect.    Miami  Subs has delivered to Nathan's complete and correct copies of each of its subsidiaries' articles of incorporation and bylaws (or similar organizational document), in each case as amended to and as in effect on the date hereof.
          (b) The Miami Subs Schedules set forth the authorized capital stock of each subsidiary of Miami Subs, the number of outstanding shares of each class of such capital stock and Miami Subs's (or in the case of subsidiaries  indirectly  owned  by  Miami  Subs,  a  specified  subsidiary's)
ownership  of  each  such  class.   Miami Subs or such subsidiary has good and
valid title to all such shares free and clear of all mortgages, pledges, claims, liens, security interests or other restrictions or encumbrances of any kind or nature whatsoever ("Encumbrances"). All of the outstanding shares of capital stock of each subsidiary of Miami Subs are validly issued, fully paid and nonassessable, and there are no preemptive or similar rights in respect of any shares of capital stock of any subsidiary. All of the outstanding shares of each subsidiary of Miami Subs were issued in compliance with all requirements of all applicable federal and state securities laws. Except as set forth in the Miami Subs Schedules, neither Miami Subs nor any subsidiary owns any capital stock of or other equity interest of any kind or nature in any person.
     2.4.     Obligations With Respect to Capital Stock. Except as set forth in Section 2.2, there are no equity securities of any class of Miami Subs, or any securities exchangeable or convertible into or exercisable for such equity
securities,  issued,  reserved  for  issuance  or  outstanding.    Except  for
securities Miami Subs owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Miami Subs, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Miami Subs or any of its subsidiaries is a party or by which it is bound obligating Miami Subs or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause to be repurchased, redeemed or acquired, of any shares of capital stock of Miami Subs or any of its subsidiaries or obligating Miami Subs or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in the Miami Subs Schedules, there are no registration rights and, to the knowledge of Miami Subs, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Miami Subs or with respect to any equity security of any class of any of its subsidiaries.
     2.5.          Authority;  Enforceability;  Non Contravention; Consents.
          (a) Miami Subs has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of this Agreement by the shareholders of Miami
Subs.   Subject to such approval, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Miami Subs, and this Agreement has been duly executed and delivered by Miami Subs and, assuming the due authorization, execution and delivery by Nathan's and Merger Sub, constitutes the valid and binding obligation of Miami Subs, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and subject to general principles of equity. A vote of the holders of at least a majority of the outstanding shares of the MSC Capital Stock is required for Miami Subs's shareholders to approve this Agreement. Neither the execution, delivery and performance of this Agreement by Miami Subs nor consummation by Miami Subs of the transactions contemplated hereby will, (i) conflict with or violate the Articles of Incorporation or Bylaws of Miami Subs or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of Miami Subs's shareholders of the Merger as contemplated in
Section 5.2 and compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Miami Subs or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Miami Subs's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Miami Subs or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Miami Subs or any of its subsidiaries is a party or by which Miami Subs or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Miami Subs. The Miami Subs Schedules list all material consents, waivers and approvals under any of Miami Subs's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.
          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Miami Subs in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Form S-4 Registration Statement by Nathan's covering the shares of Nathan's Common Stock and the Warrants (including the shares of Nathan's Common Stock underlying such Warrants) (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Articles of Merger with the Department of State of the State of Florida, (iii) the filing of the Proxy Statement (as defined in Section 2.20) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
(iv) the filing of a Current Report on Form 8-K with the SEC, (v) the filing of a Form 15 with the SEC, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Miami Subs or have a material adverse effect on the ability of Miami Subs to consummate the Merger.
     2.6.        Section 607.0902 of the Florida Business Corporation Act Not
Applicable.    The  Board of Directors of Miami Subs has taken all actions so that the restrictions contained in Section 607.0902 of the FBCA will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.
     2.7.          SEC  Filings;  Miami  Subs  Financial  Statements.
          (a) Miami Subs has filed all forms, reports and documents required to be filed with the SEC since November 1996 and has made available to Nathan's such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents, (including those that Miami Subs may file subsequent to the date hereof) are referred to herein as the "Miami Subs SEC Reports." As of their respective dates, the Miami Subs SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Miami Subs SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing on or prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Miami Subs's subsidiaries is required to file any forms, reports or other documents with the SEC.
          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Miami Subs SEC Reports, including any Miami Subs SEC Reports filed after the date hereof until the Closing Date (the "Miami Subs Financials"), (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as specified therein or as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented in all material respects the consolidated financial position of Miami Subs and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Miami Subs contained in the Miami Subs SEC Reports as of November 30, 1998 is hereinafter referred to as the "Miami Subs Balance Sheet." Neither Miami Subs nor any
of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Miami Subs and its subsidiaries taken as a whole, except liabilities (i) provided for in the Miami Subs Balance Sheet, or (ii) incurred since the date of the Miami Subs Balance Sheet in the ordinary course of business consistent with past practices.
          (c) Miami Subs has heretofore furnished to Nathan's a complete and correct copy of any amendments or modifications, which have been prepared but have not been filed with the SEC and which are not yet required to be filed therewith, to agreements, documents or other instruments which previously  had  been  filed  by  Miami  Subs  with  the  SEC  pursuant to the
Securities  Act  or  the  Exchange  Act.
        2.8. Absence of Certain Changes or Events. Except as set forth in the Miami Subs Schedules, since the date of the Miami Subs Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on Miami Subs, (ii) any material change by Miami Subs in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or regulations and rules of the SEC, or (iii) any revaluation by Miami Subs of any of its assets having a Material Adverse Effect on Miami Subs, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.
     2.9. Taxes. Except as set forth in the Miami Subs Schedules, Miami Subs and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or Miami Subs has paid on its behalf), or has set up an adequate reserve for the payment of, all material Taxes required to be paid as shown on such returns, and the most recent financial statements contained in the Miami Subs SEC Reports reflect an adequate reserve for all material Taxes payable by Miami Subs and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on Miami Subs, no deficiencies for any Taxes have been proposed, asserted or assessed against Miami Subs or any of its
subsidiaries.    For  the  purpose  of  this Agreement, the term "Taxes" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.
     2.10.          Intellectual  Property.
          (a) Miami Subs and its subsidiaries own, or have the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights, technology, know-how, trade secrets, computer software programs or applications and tangible proprietary information and other intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Miami Subs IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Miami Subs.
          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Miami Subs IP Rights (the "Miami Subs IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Miami Subs IP Rights or impair the right of Miami Subs and its subsidiaries, the Surviving Corporation or Nathan's to use, sell or license any Miami Subs IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not result in a Material Adverse Effect on Miami Subs.
          (c) (i) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold or under development by Miami Subs or any of its subsidiaries violates any license or agreement between Miami Subs or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Miami Subs, threatened claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Miami Subs IP Rights, nor has Miami Subs received any written notice asserting that any Miami Subs IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Miami Subs.
          (d) Miami Subs has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Miami Subs IP Rights.
     2.11.          Compliance;  Permits;  Restrictions.
          (a) Neither Miami Subs nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Miami Subs or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Miami Subs or any of its subsidiaries is a party or by which Miami Subs or any of its subsidiaries or its or any of their respective properties is bound or affected, except, with respect to clauses (i) and (ii), for any conflicts, defaults or violations which would not have a Material Adverse Effect on Miami
Subs.    Except  as set forth in the Miami Subs Schedules, to the knowledge of
Miami Subs, no investigation or review by any Governmental Entity is pending or threatened against Miami Subs or its subsidiaries, nor has any Governmental Entity indicated to Miami Subs an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Miami Subs.
          (b) Miami Subs and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of Miami Subs and its subsidiaries taken as a whole (collectively, the "Miami Subs Permits"). Miami Subs and its subsidiaries are in compliance with the terms of Miami Subs Permits, except where the failure to so comply would not have a Material Adverse Effect on Miami Subs.
     2.12.     Litigation.  Except as set forth in the Miami Subs Schedules, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or, to Miami Subs's knowledge, any investigation pending, or as to which Miami Subs or any of its subsidiaries has received any notice of assertion nor, to Miami Subs's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Miami Subs or any of its subsidiaries which would have a Material Adverse Effect on Miami Subs, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.
     2.13. Brokers' and Finders' Fees. Miami Subs has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.
     2.14. Employee Benefit Plans. With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by Miami Subs or any trade or business (an "ERISA Affiliate") which is under common control with Miami Subs within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Miami Subs Employee Plans"), Miami Subs has made available to Nathan's a true and complete copy of, to the extent applicable, (i) such Miami Subs Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such Miami Subs Employee Plan, (iv) the most recent summary plan description for each Miami Subs Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any Miami Subs Employee Plan subject to Title IV of ERISA and (vi) the most recent United States Internal Revenue Service ("IRS") determination letter issued with respect to any Miami Subs Employee Plan.
     2.15. Absence of Liens and Encumbrances. Miami Subs and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Encumbrances except as reflected in the Miami Subs Financials and except for liens for taxes not yet due and payable and such imperfections of title and Encumbrances, if any, which would not have a Material Adverse Effect on Miami Subs.
     2.16.          Environmental  Matters.
          (a) Hazardous Material. Except as would not have a Material Adverse Effect on Miami Subs, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the deliberate actions of Miami Subs or any of its subsidiaries, or, to Miami Subs's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Miami Subs or any of its subsidiaries has at any time owned, operated, occupied or leased.
          (b)      Hazardous Materials Activities.  Except as would not have
a Material Adverse Effect on Miami Subs, neither Miami Subs nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has Miami Subs or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.
          (c) Permits. Miami Subs and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Miami Subs Environmental Permits") necessary for the conduct of Miami Subs's and its subsidiaries' Hazardous Material Activities and other businesses of Miami Subs and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Miami Subs.
          (d)          Environmental  Liabilities.    No  material  action,
proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to Miami Subs's knowledge, threatened concerning any Miami Subs Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Miami Subs or any of its subsidiaries which would have a Material
Adverse  Effect  on  Miami  Subs.    Miami  Subs  is  not aware of any fact or
circumstance which could involve Miami Subs or any of its subsidiaries in any environmental litigation or impose upon Miami Subs or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on Miami Subs.
     2.17. Labor Matters. To Miami Subs's knowledge, there are no activities or proceedings of any labor union to organize any employees of Miami Subs or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Miami Subs or any of its subsidiaries. Miami Subs and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on Miami Subs.
     2.18.       Agreements, Contracts and Commitments.  Except as set forth in the Miami Subs Schedules, neither Miami Subs nor any of its subsidiaries is a party to or is bound by:
          (a)          any  collective  bargaining  agreements;
          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;
          (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Miami Subs or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit Miami Subs's or any of its subsidiaries' ability to terminate employees at will;
          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;
          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Miami Subs or any of its subsidiaries and any of its present or former officers or directors;
          (f) any agreement, contract or commitment containing any covenant limiting the freedom of Miami Subs or any of its subsidiaries to engage in any line of business or compete with any person;
          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000 and not cancelable without penalty;
          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;
          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing  of  money  or  extension  of  credit;
          (j)          any  joint  marketing  or  development  agreement;
          (k) any distribution agreement (identifying any that contain exclusivity provisions); or
          (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Miami Subs or any of its subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate and is not cancelable without penalty within thirty
(30)  days.
     Neither Miami Subs nor any of its subsidiaries, nor to Miami Subs's knowledge any other party to any Miami Subs Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Miami Subs is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a "Miami Subs Contract") in such a manner as would permit any other party to cancel or terminate any such Miami Subs Contract, or would permit any other party to seek damages, which cancellation, termination or damages would have a Material Adverse Effect on Miami Subs.
     2.19. Change of Control Payments. There are no plans or agreements pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or directors of Miami Subs as a result of or in connection with the Merger.
     2.20. Statements; Proxy Statement/Prospectus. The information supplied or to be supplied by Miami Subs in writing for inclusion or incorporation by reference in the Registration Statement (as defined in
Section 2.5(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it or any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made; and Nathan's shall have received a certificate, signed on behalf of Miami Subs by the President and Chief Financial Officer of Miami Subs, to the effect that nothing has come to their attention after due inquiry to cause them to believe that such representation and warranty is not true and correct. The information supplied or to be supplied by Miami Subs in writing for inclusion or incorporation by reference in the proxy statement/prospectus to be sent to the shareholders of Miami Subs and stockholders of Nathan's in connection with the meeting of Miami Subs's shareholders to consider the approval of the Merger (the "Miami Subs Shareholders' Meeting") and in connection with the meeting of Nathan's stockholders to consider the approval of the Merger (the "Nathan's
Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Miami Subs's shareholders and Nathan's stockholders, or any amendment or supplement thereto, at the time of the Miami Subs Shareholders' Meeting or the Nathan's Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Miami Subs Shareholders' Meeting or the Nathan's Stockholders' Meeting which has become false or misleading; and Nathan's shall have received a certificate, signed on behalf of Miami Subs by the President and Chief Financial Officer of Miami Subs, to the effect that nothing has come to their attention after due inquiry to cause them to
believe  that such representation and warranty is not true and correct.    The
Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Miami Subs or any of its affiliates (other than Nathan's and its affiliates), officers or directors should be discovered by Miami Subs which should be set forth in an amendment or supplement to the Registration Statement or a supplement to the Proxy Statement, Miami Subs shall promptly inform Nathan's. Notwithstanding the foregoing, Miami Subs makes no representation or warranty with respect to any information supplied by Nathan's or Merger Sub which is contained in any of the foregoing documents.
     2.21.     Board Approval.  The Board of Directors of Miami Subs has, as
of the date of this Agreement, (i) adopted the Merger, and (ii) resolved to recommend that the shareholders of Miami Subs approve the Merger.
     2.22.      Minute Books.  The minute books of Miami Subs made available to counsel for Nathan's are the only minute books of Miami Subs and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent  since  the  time  of  incorporation  of  Miami  Subs.
     2.23. Political Contributions. Neither Miami Subs nor any of its subsidiaries has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal, state or foreign governmental official, or any other person charged with similar public or quasi-public duties, other than payments required or permitted  by  the  laws  of  the  United  States  and  applicable  foreign jurisdictions.
     2.24.     Disclosure.     None of the representations and warranties by
Miami Subs in this Agreement and no statement on the part of Miami Subs in the Miami Subs Schedules contains or will contain as to the applicable representation and warranty any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make any of the statements herein or therein, in light of the circumstances under which it was made, not misleading.
                                 ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF NATHAN'S AND MERGER SUB
     Nathan's and Merger Sub represent and warrant to Miami Subs, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Nathan's to Miami Subs (the "Nathan's Schedules", which are incorporated herein by reference and made a part hereof as if fully set forth herein ), as follows:
     3.1.          Organization  of  Nathan's.    Nathan's  and  each of its
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to own, lease and operate its properties and assets as and where the same are owned, operated or leased and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Nathan's. Nathan's has delivered to Miami Subs complete and correct copies of the Articles of Incorporation and Bylaws of Nathan's, each as amended to and as in effect on the date hereof .
     3.2. Nathan's Capital Structure. The authorized capital stock of Nathan's consists of 20,000,000 shares of Common Stock, par value $.01 per share, of which there were 4,722,216 shares issued and outstanding as of
November  30,  1998.    The authorized capital stock of Merger Sub consists of
1,000 shares of Common Stock, par value $.01 per share, 100 shares of which, as of the date hereof, are issued and outstanding and are held by Nathan's. All outstanding shares of the Common Stock of Nathan's are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Nathan's or any agreement or document to which Nathan's is a party or by which it is bound. All of the shares of Nathan's Common Stock to be issued in exchange for MSC Capital Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Nathan's Common Stock to be issued upon conversion of the Warrants to be granted in exchange for the MSC Capital Stock at the Effective Time will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of November 30, 1998, Nathan's had reserved an aggregate of 1,225,000 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Nathan's 1992 Stock Option Plan, its Outside Director Stock Option Plan and 1998 Stock Option Plan (collectively, the "Nathan's Stock Option Plans"), under which options are outstanding for an aggregate 707,667 shares. As of November 30, 1998, Nathan's had reserved an aggregate of 350,000 shares of Common Stock, net of exercises, for issuance upon the exercise of 350,000 outstanding common stock purchase warrants. All shares of the Common Stock of Nathan's subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Nathan's Schedules list each outstanding option and warrant to acquire shares of Nathan's Common Stock at November 30, 1998, the name of the holder of such option or warrant, the number of shares subject to such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any.
     3.3.          Subsidiaries.
          (a) Except for the subsidiaries listed in the Nathan's Schedules there are no entities 10% of more of whose outstanding voting securities or other equity interest are owned, directly or indirectly through one or more
intermediaries,  by  Nathan's.    Each subsidiary of Nathan's is a corporation
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (which jurisdiction is indicated in the Nathan's Schedules and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased by such subsidiary and to conduct its business as it is now
being  conducted.    Each subsidiary is in good standing and duly qualified or
licensed as a foreign corporation to do business in each of the jurisdictions in which the location of the property and assets owned, operated or leased by
such  subsidiary    or the nature of the business conducted by such subsidiary makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Nathan's has delivered to Miami Subs complete and correct copies of each of its subsidiaries' certificate of incorporation and bylaws (or similar organizational document), in each case as amended to and as in effect on the date hereof.
          (b) The Nathan's Schedules set forth the authorized capital stock of each subsidiary of Nathan's, the number of outstanding shares of each class of such capital stock and Nathan's (or in the case of subsidiaries indirectly owned by Nathan's, a specified subsidiary's) ownership of each such
class.    Nathan's  or  such  subsidiary  has good and valid title to all such shares free and clear of all Encumbrances. All of the outstanding shares of capital stock of each subsidiary of Nathan's are validly issued, fully paid and nonassessable, and there are no preemptive or similar rights in respect of any shares of capital stock of any subsidiary. All of the outstanding shares of each subsidiary of Nathan's were issued in compliance with all requirements of all applicable federal and state securities laws. Except as set forth in the Nathan's Schedules, neither Nathan's nor any subsidiary owns any capital stock of or other equity interest of any kind or nature in any person.
     3.4. Obligations With Respect to Capital Stock. Except as set forth in Section 3.2, there are no equity securities of any class of Nathan's, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Nathan's owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Nathan's, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2 and as contemplated by this Agreement, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Nathan's or any of its subsidiaries is a party or by which it is bound obligating Nathan's or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Nathan's or any of its subsidiaries or obligating Nathan's or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Nathan's there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Nathan's or with respect to any equity security of any class of any of its subsidiaries.
     3.5.          Authority;  Enforceability;  Non Contravention; Consents.
          (a) Each of Nathan's and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of this Agreement by
the  stockholders  of  Nathan's.   Subject to such approval, the execution and
delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Nathan's and this Agreement has been duly executed and delivered by each of Nathan's and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Miami Subs, this Agreement constitutes the valid and binding obligations of each of Nathan's and Merger Sub, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and subject to general principles of equity. A vote of the holders of at least a majority of the outstanding shares of Nathan's Common Stock is required for Nathan's stockholders to approve the Merger. Neither the execution, delivery and performance of this Agreement by each of Nathan's and Merger Sub nor consummation by each of Nathan's and Merger Sub of the transactions contemplated hereby will (i) conflict with or violate the
Certificate  of  Incorporation  or  Bylaws  of  Nathan's  or  the  Articles of
Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of its other subsidiaries, (ii) subject to obtaining the approval of the Merger by Nathan's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Nathan's or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Nathan's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Nathan's or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Nathan's or any of its subsidiaries (including Merger Sub) is a party or by which Nathan's or any of its subsidiaries (including Merger Sub) or its or any of their respective properties are bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Nathan's. The Nathan's Schedules list all material consents, waivers and approvals under any of Nathan's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.
          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Nathan's or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Articles of Merger with the Department of State of the State of Florida, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the Nathan's Common Stock and Warrants (including the shares of Nathan's Common Stock underlying the Warrants and Miami Subs Stock Options) on the Nasdaq National Market System, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Nathan's or have a material adverse effect on the ability of Nathan's to consummate the Merger.
     3.6.          SEC  Filings;  Nathan's  Financial  Statements.
          (a) Nathan's has filed all forms, reports and documents required to be filed with the SEC since November 1996, and has made available to Miami Subs such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Nathan's may file subsequent to the date hereof) are referred to herein as the "Nathan's
SEC  Reports."    As  of their respective dates, the Nathan's SEC Reports (i)
were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Nathan's SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing on or prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Nathan's subsidiaries is required to file any forms, reports or other documents with the SEC.
          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Nathan's SEC Reports (the "Nathan's Financials"), including any Nathan's SEC Reports filed after the date hereof until the Closing Date, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as specified therein or as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented  in  all  material  respects  the consolidated financial position of
Nathan's and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year end adjustments which were not or are not expected to be, material in amount. The balance sheet of Nathan's contained in Nathan's SEC Reports as of September 27, 1998 is hereinafter referred to as the "Nathan's Balance Sheet." Except as disclosed in the
Nathan's Financials, neither Nathan's nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Nathan's and its subsidiaries taken as a whole, except liabilities (i) provided for in the Nathan's Balance Sheet, or (ii) incurred since the date of the Nathan's Balance Sheet in the ordinary course of business consistent with past practices.
          (c) Nathan's has heretofore furnished to Miami Subs a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Nathan's with  the  SEC  pursuant  to  the  Securities  Act  or  the  Exchange  Act.
     3.7. Absence of Certain Changes or Events. Since the date of the Nathan's Balance Sheet through the date of this Agreement, there has not been:
(i)  any  Material  Adverse  Effect  on  Nathan's, (ii) any material change by
Nathan's in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or rules and regulations of the SEC, or
(iii) any revaluation by Nathan's of any of its assets having a Material Adverse Effect on Nathan's, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.
     3.8. Taxes. Nathan's and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or Nathan's has paid on its behalf), or has set up an adequate reserve for the payment of, all material Taxes required to be paid as shown on such returns and the most recent financial statements contained in the Nathan's SEC Reports reflect an adequate reserve for all material Taxes payable by Nathan's and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on Nathan's, no deficiencies for any Taxes have been proposed, asserted or assessed against Nathan's or any of its subsidiaries.
     3.9.          Intellectual  Property.
          (a) Nathan's and its subsidiaries own, or have the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights, technology, know-how, trade secrets, computer software programs or applications and tangible proprietary information and other intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Nathan's IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Nathan's.
          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Nathan's IP Rights (the "Nathan's IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Nathan's IP Rights or impair the right of Nathan's and its subsidiaries to use, sell or license any Nathan's IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Nathan's.
          (c) (i) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold or under development by Nathan's or any of its subsidiaries violates any license or agreement between Nathan's or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Nathan's, threatened claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Nathan's IP Rights, nor has Nathan's received any written notice asserting that any Nathan's IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Nathan's.
          (d) Nathan's has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Nathan's IP Rights.
     3.10.          Compliance;  Permits;  Restrictions.
          (a) Neither Nathan's nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Nathan's or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Nathan's or any of its subsidiaries is a party or by which Nathan's or any of its subsidiaries or its or any of their respective properties is bound or affected, except, with respect to clauses (i) and (ii), for any conflicts, defaults or violations which would not have a Material Adverse Effect on Nathan's. To the knowledge of Nathan's, no investigation or review by any Governmental Entity is pending or threatened against Nathan's or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Nathan's.
          (b) Nathan's and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of Nathan's and its subsidiaries taken as a whole (collectively, the "Nathan's Permits"). Nathan's and its subsidiaries are in compliance with the terms of Nathan's Permits, except where the failure to so comply would not have a Material Adverse Effect on Nathan's.
     3.11. Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or, to Nathan's knowledge, any investigation pending, or as to which Nathan's or any of its subsidiaries has received any notice of assertion nor, to Nathan's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Nathan's or any of its subsidiaries which would have a Material
Adverse Effect on Nathan's, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.
     3.12. Brokers' and Finders' Fees. Nathan's has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.
     3.13. Employee Benefit Plans. Nathan's has no employee benefit plan, program, arrangement or contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by Nathan's or any trade or business which is under common control with Nathan's within the meaning of Section 414 of the Code.
     3.14. Absence of Liens and Encumbrances. Nathan's and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Encumbrances except as reflected in the Nathan's Financials and except for liens for taxes not yet due and payable and such imperfections of title and Encumbrances, if any, which would not have a Material Adverse Effect on Nathan's.
     3.15.          Environmental  Matters.
          (a) Hazardous Material. Except as would not have a Material Adverse Effect on Nathan's, no underground storage tanks and no Hazardous
Materials (but excluding office and janitorial supplies) are present as a result of the deliberate actions of Nathan's or any of its subsidiaries, or, to Nathan's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Nathan's or any of its subsidiaries has at any time owned, operated, occupied or leased.
          (b)      Hazardous Materials Activities.  Except as would not have
a Material Adverse Effect on Nathan's, neither Nathan's nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Nathan's or any of its subsidiaries engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.
          (c) Permits. Nathan's and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Nathan's Environmental Permits") necessary for the conduct of Nathan's and its subsidiaries' Hazardous Material Activities and other businesses of Nathan's and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Nathan's.
          (d)          Environmental  Liabilities.    No  material  action,
proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Nathan's knowledge, threatened concerning any Nathan's Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Nathan's or any of its subsidiaries which would have a Material Adverse Effect on Nathan's. Nathan's is not aware of any fact or circumstance which could involve Nathan's or any of its subsidiaries in any environmental litigation or impose upon Nathan's or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on Nathan's.
     3.16.          Labor  Matters.    To  Nathan's  knowledge, there are no
activities or proceedings of any labor union to organize any employees of Nathan's or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Nathan's or any of its subsidiaries. Nathan's and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on Nathan's.
     3.17.       Agreements, Contracts and Commitments.  Except as set forth in the Nathan's Schedules, neither Nathan's nor any of its subsidiaries is a party to or is bound by:
          (a)          any  collective  bargaining  agreements;
          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;
          (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Nathan's or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit Nathan's or any of its subsidiaries' ability to terminate employees at will;
          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;
          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Nathan's or any of its subsidiaries and any of its officers or directors;
          (f) any agreement, contract or commitment containing any covenant limiting the freedom of Nathan's or any of its subsidiaries to engage in any line of business or compete with any person;
          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000 and not cancelable without penalty;
          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing  of  money  or  extension  of  credit;
          (j)          any  joint  marketing  or  development  agreement;
          (k) any distribution agreement (identifying any that contain exclusivity provisions); or
          (l) any other agreement, contract or commitment (excluding real and personal property leases) which involves payment by Nathan's or any of its subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.
     Neither Nathan's nor any of its subsidiaries, nor to Nathan's knowledge any other party to any Nathan's Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Nathan's is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a "Nathan's Contract") in such a manner as would permit any other party to cancel or terminate any such Nathan's Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on Nathan's.
     3.18. Change of Control Payments. There are no plans or agreements pursuant to which any material amounts may become payable (whether currently or in the future) to current or former officers or directors of Nathan's as a result of or in connection with the Merger.
     3.19. Statements; Proxy Statement/Prospectus. The information supplied or to be supplied by Nathan's in writing for inclusion or incorporation by reference in the Registration Statement (as defined in
Section 2.5(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it or any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made; and Miami Subs shall have received a certificate, signed on behalf of Nathan's by the President and Chief Financial Officer of Nathan's, to the effect that nothing has come to their attention after due inquiry to cause them to believe that such representation and warranty is not true and correct. The information supplied or to be supplied by Nathan's in writing for inclusion or incorporation by reference in the Proxy Statement to be sent to the stockholders of Nathan's and the shareholders of Miami Subs in connection with the Nathan's Stockholders' Meeting and Miami Subs Shareholders' Meeting shall not, on the date the Proxy Statement is first mailed to Nathan's stockholders and Miami Subs's shareholders, or any amendment or supplement thereto, at the time of the Miami Subs Shareholders' Meeting or the Nathan's Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Nathan's Stockholders' Meeting or the Miami Subs Shareholders' Meeting which has become false or misleading; and Miami Subs shall have received a certificate, signed on behalf of Nathan's by the President and Chief Financial Officer of Nathan's, to the effect that nothing has come to their attention after due inquiry to cause them to believe that such representation and warranty is not true and correct. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Nathan's or any of its affiliates (other than Miami Subs), officers or directors should be discovered by Nathan's which should be set forth in an amendment or supplement to the Registration Statement or a supplement to the Proxy Statement, Nathan's shall promptly inform Miami Subs. Notwithstanding the foregoing, Nathan's makes no representation or warranty with respect to any information supplied by Miami Subs which is contained in any of the foregoing documents.
     3.20. Board Approval. The Board of Directors of Nathan's has, as of the date of this Agreement, (i) adopted the Merger, and (ii) resolved to recommend that the stockholders of Nathan's approve the Merger.
     3.21. Minute Books. The minute books of Nathan's made available to counsel for Miami Subs are the only minute books of Nathan's and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Nathan's.
     3.22. Political Contributions. Neither Nathan's nor any of its subsidiaries has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal, state or foreign governmental official, or any other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States and applicable foreign jurisdictions.
     3.23. Disclosure. None of the representations and warranties by Nathan's or Merger Sub in this Agreement and no statement on the part of Nathan's or Merger Sub in the Nathan's Schedules contains or will contain as to the applicable representation and warranty any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make any of the statements herein or therein, in light of the circumstances under which it was made, not misleading.
                                  ARTICLE IV
                     CONDUCT PRIOR TO THE EFFECTIVE TIME
     4.1. Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Miami Subs (which for the purposes of this Article 4 shall include Miami Subs and each of its subsidiaries) and Nathan's (which for the purposes of this Article 4 shall include Nathan's and each of its subsidiaries) agree, except to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Miami Subs and Nathan's agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except in the case of Miami Subs as provided in Article 4 of the Miami Subs Schedules and in the case of Nathan's as provided in Article 4 of the Nathan's Schedules, without the prior written consent of the other, neither Miami Subs nor Nathan's shall do any of the following, and neither Miami Subs nor Nathan's shall permit its subsidiaries to do any of the following:
          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;
          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;
          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;
          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Miami Subs IP Rights or the Nathan's IP Rights, as the case may be, other than in the ordinary course of business;
          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;
          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;
          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire and shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of Nathan's Common Stock or MSC Capital Stock, as the case may be, pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of MSC Capital Stock or Nathan's Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans, (iii) shares of MSC Capital Stock or Nathan's Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of Nathan's Common Stock and Warrants pursuant to the terms hereof;
          (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries), except to increase the size of the Board of Directors of Nathan's to seven directors;
          (i) Except as set forth on the Miami Subs Schedules or the Nathan's Schedules, as the case may be, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Miami Subs or Nathan's, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice; provided that Nathan's may enter into such a transaction if (i) Nathan's is a surviving entity in such a transaction or
(ii) if Nathan's is not the surviving entity, such surviving entity specifically assumes the obligations of Nathan's hereunder;
          (j) Sell, lease, license, Encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Miami Subs or Nathan's, as the case may be;
          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Miami Subs or Nathan's, as the case may be, or guarantee any debt securities of others (other than by Miami Subs on behalf of its franchisees in connection with the Arthur Treacher's/Miami Subs Development Project);
          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;
          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;
          (n)        Make any grant of exclusive rights to any third party; or
          (o) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (n) above.

                                  ARTICLE V
                            ADDITIONAL AGREEMENTS
     5.1.          Proxy  Statement/Prospectus; Registration Statement; Other
Filings.    As promptly as practicable after the execution of this Agreement,
Miami Subs and Nathan's will prepare and file with the SEC the Proxy Statement and Nathan's will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Miami Subs and Nathan's will respond to any comments of the SEC, will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its shareholders and stockholders, respectively at the earliest practicable time. As promptly as practicable after the date of this Agreement, Miami Subs and Nathan's will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Miami Subs or Nathan's, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Miami Subs and stockholders of Nathan's, such amendment or supplement. The Proxy Statement will also include the recommendations of (i) the Board of Directors of Miami Subs in favor of approval of the Merger (except to the extent permitted by Section 5.4) and (ii) the Board of Directors of Nathan's in favor of the approval of this Agreement (except that the respective Board of Directors of Nathan's and Miami Subs may withdraw, modify or refrain from making such recommendations to the extent that the respective Board determines in good faith after consultation with outside legal counsel that such Board's fiduciary duties under applicable law require it to do so).
     5.2. Meetings of Stockholders. Promptly after the date hereof, Miami Subs will take all action necessary in accordance with the FBCA and its Articles of Incorporation and Bylaws to convene the Miami Subs Shareholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the Merger. Miami Subs will consult with Nathan's and use its commercially reasonable efforts to hold the Miami Subs Shareholders' Meeting no more than one business day prior to the Nathan's Stockholders' Meeting. Promptly after the date hereof, Nathan's will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Nathan's Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the Merger. Nathan's will consult with Miami Subs and will use its commercially reasonable efforts to hold the Nathan's Stockholders' Meeting no more than one business day following the date on which the Miami Subs Shareholders' Meeting is convened. Nathan's and Miami Subs will each use its commercially reasonable efforts to solicit from its stockholders and shareholders, respectively, proxies in favor of such approvals and will take all other action necessary or advisable to secure the vote or consent of their stockholders and shareholders, respectively, required by Delaware Law and the FBCA, respectively, to obtain such approvals (except to the extent permitted by Section 5.4).
     5.3. Access to Information; Confidentiality. Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party (and its subsidiaries) during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party (and its subsidiaries), as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.
     5.4.          No  Solicitation  by  Miami  Subs.
          (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Miami Subs and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Nathan's and its affiliates, agents and representatives), or
(ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Miami Subs or any of its subsidiaries to, or afford any access to the properties, books or records of Miami Subs or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Nathan's and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Miami Subs. For the purposes of this Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement),
(ii) sale of 5% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 5% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Miami Subs will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Miami Subs will (i) notify Nathan's as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Nathan's of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the provisions of Section 5.4(b), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Miami Subs and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Nathan's); provided, however, that nothing herein shall prohibit Miami Subs's Board of Directors from taking and disclosing to Miami Subs's shareholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.
          (b) Notwithstanding the provisions of paragraph (a)(i) above, prior to the approval of this Agreement by the shareholders of Miami Subs at the Miami Subs Shareholders' Meeting, Miami Subs may, to the extent the Board of Directors of Miami Subs determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c), below, furnish information to any person, entity or group after such person, entity or group has delivered to Miami Subs in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of Miami Subs in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the shareholders of Miami Subs from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of Miami Subs (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (a "Miami Subs Superior Proposal"). In addition, notwithstanding the provisions of paragraph (a)(i) above, in connection with a possible Acquisition Proposal, Miami Subs may refer any third party to this Section 5.4(b) or make a copy of this Section 5.4(b) available to a third party. In the event Miami Subs receives a Miami Subs Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of Miami Subs from approving such Miami Subs Superior Proposal or recommending such Miami Subs Superior Proposal to Miami Subs's shareholders, if the Board determines that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of Miami Subs may withdraw, modify or refrain from making its recommendation concerning the approval of the Merger; provided, however, that Miami Subs shall not accept or recommend to its shareholders, or enter into any agreement concerning, a Miami Subs Superior Proposal for a period of not less than 48 hours after Nathan's receipt of a copy of such Miami Subs Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing) unless the Board of Directors of Miami Subs determines in good faith after consultation with outside legal counsel that the Board's fiduciary duties under applicable law require it to do so sooner.
          (c) Notwithstanding anything to the contrary in paragraph (b), Miami Subs will not provide any non-public information to a third party unless: (x) Miami Subs provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information; and (y) such non-public information is the same information previously delivered to Nathan's.
     5.5. Public Disclosure. Nathan's and Miami Subs will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange, the Nasdaq or automated quotation system.
     5.6. Legal Requirements. Each of Nathan's, Merger Sub and Miami Subs will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby in a manner mutually acceptable to the parties hereto) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Nathan's will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Nathan's Common Stock and Warrants (including the shares of Nathan's Common Stock underlying such Warrants) pursuant hereto.
 Miami Subs will use its commercially reasonable efforts to assist Nathan's as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Nathan's Common Stock and Warrants (including the shares of Nathan's Common Stock underlying such Warrants) pursuant hereto .
     5.7. Third Party Consents. As soon as practicable following the date hereof, Nathan's and Miami Subs will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.
     5.8. FIRPTA. At or prior to the Closing, Miami Subs, if requested by Nathan's, shall deliver to the IRS a notice that the MSC Capital Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).
     5.9. Notification of Certain Matters. Nathan's and Merger Sub will give prompt notice to Miami Subs, and Miami Subs will give prompt notice to Nathan's, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Nathan's and Merger Sub or Miami Subs, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
     5.10. Best Efforts and Further Assurances. Subject to the respective rights and obligations of Nathan's and Miami Subs under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.
     5.11.          Stock  Options.
          (a) At the Effective Time, each outstanding Miami Subs Stock Option, whether or not exercisable, will be assumed by Nathan's. From and after the Effective Time, each Miami Subs Stock Option so assumed by Nathan's under this Agreement shall be deemed to constitute an option to acquire Nathan's Common Stock, on the same terms and conditions as were applicable under such Miami Subs Stock Option, and (i) will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Nathan's Common Stock equal to the product of the number of shares of MSC Capital Stock that were issuable upon exercise of such Miami Subs Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Nathan's Common Stock, and (ii) the per share exercise price for the shares of Nathan's Common Stock issuable upon exercise of such assumed Miami Subs Stock Option will be equal to the amount determined by multiplying the exercise price per share of MSC Capital Stock at which such Miami Subs Stock Option was exercisable immediately prior to the Effective Time by $2.068, rounded up to the nearest whole cent. As soon as practicable after the Effective Time, Nathan's shall deliver to the holders of Miami Subs Stock Options appropriate notices setting forth such holders' right pursuant to the Miami Subs Option Plan (and agreements evidencing the grants of such Miami Subs Stock Options) or, if not granted under the Miami Subs Option Plan, the agreement governing and evidencing such Miami Subs Stock Options, and indicated that such options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.11(a) after giving effect to the Merger and the assumption by Nathan's as set forth herein).
          (b) Nathan's shall take all corporate action necessary to reserve sufficient shares of Nathan's Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof.
     5.12.          Registration  Rights.   As soon as practicable after the
Effective Time and in no event later than ten (10) business days after the Effective Time, Nathan's shall file a registration statement on Form S-8 and Form S-3 with respect to the shares of Nathan's Common Stock subject to such assumed Miami Subs Stock Options, and following the effectiveness of such registration statements, Nathan's shall use all commercially reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein)  for  so  long  as  such  options  remain  outstanding.
     5.13.          Indemnification  and  Insurance.
          (a) The Surviving Corporation shall assume all of the obligations of Miami Subs or any of its subsidiaries under any indemnification agreement with any present or former director, officer, employee, and/or agent of Miami Subs or any of its subsidiaries, as in effect on or prior to the Effective Time. From and after the Effective Time for a period of three years, the Surviving Corporation shall provide with respect to each director, officer, employee and agent of Miami Subs and its subsidiaries (as of the date hereof and through the Effective Time) (the "Indemnified Parties), the indemnification rights (including any rights to advancement of reasonable expenses) which such Indemnified Parties had, whether from Miami Subs or any such subsidiary, immediately prior to the Effective Time, whether under the FBCA, the Articles of Incorporation or Bylaws of Miami Subs or such subsidiary. Notwithstanding the foregoing sentence, from and after the Effective Time for a period of three years, the Surviving Corporation shall honor any indemnification rights (including the advancement of reasonable expenses) of any former director, officer, employee and/or agent of Miami Subs or any of its subsidiaries, which any such person had, whether from Miami Subs or any such subsidiary, immediately prior to the Effective Time, whether under the FBCA, the Articles of Incorporation or Bylaws of Miami Subs or such subsidiary. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages of the Indemnified Parties substantially similar to those set forth in the Articles of Incorporation and Bylaws of Miami Subs, which provisions will not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties , unless such modification is required by law. Immediately following the Effective Time, Nathan's shall cause to remain in effect, if applicable, the current policies of directors' and officers' liability insurance maintained by Miami Subs or any of its subsidiaries (provided that Nathan's may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or before the Effective Time, and Nathan's shall maintain such coverage for a period of three years after the Effective Time.
          (b) After the Effective Time the Surviving Corporation and Nathan's will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws and Nathan's Certificate of Incorporation or Bylaws, respectively, indemnify and hold harmless, the Indemnified Parties against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director, officer, employee or agent of Miami Subs arising out of or pertaining to the transactions contemplated by this Agreement for a period of three years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation and Nathan's, (ii) after the
Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and
(iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.
          (c) This Section 5.13 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit Miami Subs, the Surviving Corporation and the Indemnified Parties and their heirs and representatives (each of whom shall be entitled to enforce this Section 5.13 against Nathan's or the Surviving Corporation to the extent specified herein), and will be binding on all successors and assigns of Nathan's and the Surviving Corporation.
     5.14.          NASDAQ  Listing.    Nathan's  will  use all commercially
reasonable efforts to cause to be approved for listing on the Nasdaq National Market the shares of Nathan's Common Stock and Warrants issuable, and shares of Nathan's Common Stock required to be reserved for issuance in respect of the Warrants and the Miami Subs Stock Options, in connection with the Merger, upon official notice of issuance.
     5.15. Board of Directors of Nathan's. The Board of Directors of Nathan's will take all actions necessary to cause the Board of Directors of Nathan's, immediately after the Effective Time, to consist of seven persons, six of whom shall have served on the Board of Directors of Nathan's immediately prior to the Effective Time or otherwise be designated by Nathan's and one of whom, Donald Perlyn, shall have served on the Board of Directors of Miami Subs immediately prior to the Effective Time.
     5.16.      Employment Agreements. .   On the Closing Date, Nathan's (or
a subsidiary thereof) shall enter into employment agreements in form attached hereto as Exhibits B, C and D, respectively, with each of Donald L. Perlyn, Jerry W. Woda and Frank Baran, each of whom is presently an executive officer of Miami Subs.
                                  ARTICLE VI
                           CONDITIONS TO THE MERGER
     6.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:
          (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the shareholders of Miami Subs and by the stockholders of Nathan's.
          (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC. At the effective date of the Registration Statement, the Registration Statement shall not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, and at the mailing of the Proxy Statement and the date of Nathan's Stockholders' Meeting and Miami Subs Shareholders' Meeting, the Proxy Statement shall not contain any untrue statement.
          (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.
          (d) Nasdaq Listing. The shares of Nathan's Common Stock and Warrants issuable to shareholders of Miami Subs pursuant to this Agreement and such shares of Nathan's Common Stock required to be reserved for issuance in respect of the Warrants and the Miami Subs Stock Options shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.
          (e) Authorizations; Consents. All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of Miami Subs or Nathan's (or their respective subsidiaries) is a party, or by which either is bound, as may be required to be obtained by them in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have a Material Adverse Effect on Miami Subs or Nathan's, as the case may be.
     6.2. Additional Conditions to Obligations of Miami Subs. The obligations of Miami Subs to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Miami Subs:
          (a) Representations and Warranties. The representations and warranties of Nathan's and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on Nathan's; and Miami Subs shall have received a certificate, signed on behalf of Nathan's by the President and the Chief Financial Officer of Nathan's, to the effect that nothing has come to their attention after due inquiry to cause them to believe that such representations and warranties are not true and correct, except in all such cases where the failure to be so true and correct would not have a Material Adverse Effect on Nathan's;
          (b) Agreements and Covenants. Nathan's and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Miami Subs shall have received a certificate to such effect signed on behalf of Nathan's by the President and the Chief Financial Officer of Nathan's to the best of their knowledge after due inquiry;
          (c) Material Adverse Effect. No Material Adverse Effect with respect to Nathan's shall have occurred since the date of this Agreement;
          (d) Legal Opinion. Miami Subs shall have received a legal opinion from Blau, Kramer, Wactlar & Lieberman, P.C., counsel to Nathan's, in a form reasonably acceptable to Miami Subs;
          (e)          Fairness  Opinion.   Miami Subs shall have received a
written opinion from Raymond James & Associates, Inc. to the effect that the Merger is fair to Miami Subs's shareholders from a financial point of view and shall have delivered to Nathan's a copy of such opinion; and
          (f) Due Diligence. Miami Subs shall, in its sole and absolute discretion, be satisfied with the results of its due diligence with respect to Nathan's; provided that such due diligence must be completed by no later than thirty (30) days after the delivery to Miami Subs of the completed Nathan's Schedules. Absent written notification by Miami Subs within the five (5) business days immediately after the end of such thirty (30) day period, this condition shall be deemed waived.
     6.3. Additional Conditions to the Obligations of Nathan's and Merger Sub. The obligations of Nathan's and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Nathan's:
          (a) Representations and Warranties. The representations and warranties of Miami Subs contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on Miami Subs; and Nathan's and Merger Sub shall have received a certificate, signed on behalf of Miami Subs by the President and Chief Financial Officer of Maimi Subs, to the effect that nothing has come to their attention after due inquiry to cause them to believe that such representations and warranties are not so true and correct, except in all such cases where the failure to be so true and correct would not have a Material Adverse Effect on Miami Subs;
          (b) Agreements and Covenants. Miami Subs shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Nathan's shall have received a certificate to such effect signed on behalf of Miami Subs by the President and the Chief Financial Officer of Miami Subs to the best of their knowledge after due inquiry;
          (c) Material Adverse Effect. No Material Adverse Effect with respect to Miami Subs shall have occurred since the date of this Agreement;
          (d) Legal Opinion. Nathan's shall have received a legal opinion from Greenberg Traurig, P.A., counsel to Miami Subs, in a form reasonably acceptable to Nathan's;
          (e) Fairness Opinion. Nathan's shall have received a written opinion from Cruttenden & Roth Incorporated to the effect that the Merger is fair to Nathan's stockholders from a financial point of view and shall have delivered to Miami Subs a copy of such opinion; and
          (f)       Due Diligence.   Nathan's and Merger Sub shall, in their
sole and absolute discretion, be satisfied with the results of their due diligence with respect to Miami Subs; provided that such due diligence must be completed by no later than thirty (30) days after the delivery to Nathan's and Merger Sub of the completed Miami Subs Schedules. Absent written notification by Nathan's and Merger Sub, within the five (5) business days immediately after the end of such thirty (30) day period, this condition shall be deemed waived.

                                 ARTICLE VII
                      TERMINATION, AMENDMENT AND WAIVER
     7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Nathan's and Miami Subs:
          (a) by mutual written consent duly authorized by the Boards of Directors of Nathan's and Miami Subs;
          (b) by either Miami Subs or Nathan's if the Merger shall not have been consummated by May 15, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;
          (c) by either Miami Subs or Nathan's if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;
          (d) by either Miami Subs or Nathan's if the required approvals of the shareholders of Miami Subs or stockholders of Nathan's, as the case may be, contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of shareholders of Miami Subs or stockholders of Nathan's, as the case may be, duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder or shareholder approval of such party, as the case may be, shall have been caused by the action or failure to act of such party in breach of this Agreement);
          (e) by either Miami Subs or Nathan's, if Miami Subs shall have accepted an Miami Subs Superior Proposal or by Nathan's if the Miami Subs's Board of Directors recommends a Miami Subs Superior Proposal to the shareholders of Miami Subs;
          (f) by Nathan's, if the Board of Directors of Miami Subs shall have withheld, withdrawn or modified in a manner adverse to Nathan's its recommendation to its shareholders in favor of approving the Merger;
          (g) by Miami Subs, if the Board of Directors of Nathan's shall have withheld, withdrawn or modified in a manner adverse to Miami Subs its recommendation to its stockholders in favor of approving the Merger;
          (h) by Miami Subs, upon a material breach of any representation, warranty, covenant or agreement on the part of Nathan's set forth in this Agreement, or if any representation or warranty of Nathan's shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Nathan's's representations and warranties or breach by Nathan's is curable by Nathan's through the exercise of its commercially reasonable efforts within fifteen
(15) days of the time such representation or warranty shall have become untrue or such breach, then Miami Subs may not terminate this Agreement under this
Section 7.1(h) during such fifteen-day period provided Nathan's continues to exercise such commercially reasonable efforts;
          (i) by Nathan's, upon a material breach of any representation, warranty, covenant or agreement on the part of Miami Subs set forth in this Agreement, or if any representation or warranty of Miami Subs shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Miami Subs's representations and warranties or breach by Miami Subs is curable by Miami Subs through the exercise of its commercially reasonable efforts within fifteen (15) days of the time such representation or warranty shall have become untrue or such breach, then Nathan's may not terminate this Agreement under this Section 7.1(i) during such fifteen-day period provided Miami Subs continues to exercise such commercially reasonable efforts;
          (j) by either Miami Subs or Nathan's if the conditions set forth in Sections 6.2(f) or 6.3(f), respectively, are not satisfied;
          (k) by Miami Subs, if there shall have occurred any Material Adverse Effect with respect to Nathan's since the date of this Agreement; or
          (l) by Nathan's, if there shall have occurred any Material Adverse Effect with respect to Miami Subs since the date of this Agreement.
     7.2.          Notice  of  Termination;  Effect  of  Termination.
          (a) Subject to Section 7.2(b), any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.
          (b)      Any termination of this Agreement by Miami Subs pursuant to
Section 7.1(e) hereof shall be of no force or effect unless prior to such termination Miami Subs shall have paid to Nathan's any amounts payable pursuant to Section 7.3(b).
     7.3.          Fees  and  Expenses.
          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Nathan's and Miami Subs shall share equally all fees and expenses, other than reasonable attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.
          (b) Miami Subs shall immediately make payment to Nathan's (by wire transfer or certified or cashiers check) of (x) $500,000 (i) in the event this Agreement is terminated by Miami Subs or Nathan's pursuant to Section 7.1(e) hereof or (ii) in the event this Agreement is terminated by Nathan's pursuant to Section 7.1(f) hereof; or (y) $250,000 in the event this Agreement is terminated by Nathan's pursuant to Section 7.1(i) hereof.
          (c) Nathan's shall immediately make payment to Miami Subs (by wire transfer or certified or cashiers' check) of (x) $250,000 in the event this Agreement is terminated by Miami Subs pursuant to Section 7.1(g); or (y) $125,000 in the event this Agreement is terminated by Miami Subs pursuant to
Section  7.1(h).
     7.4. Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.
     7.5. Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
                                 ARTICLE VIII
                              GENERAL PROVISIONS
     8.1.          Non-Survival  of  Representations  and  Warranties.   The
representations, warranties, and covenants of Miami Subs, Nathan's and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.
     8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):
          (a)          if  to  Nathan's  or  Merger  Sub,  to:
Nathan's  Famous,  Inc.
1400  Old  Country  Road
Westbury,  New  York  11590
Attention:  Wayne  Norbitz,  President
Telephone  No.:  (516)  338-8500
Telecopy  No.:      (516)  338-  7220
with  a  copy  to:
Blau,  Kramer,  Wactlar  &  Lieberman,  P.C.
100  Jericho  Quadrangle
Jericho,  New  York  11753
Attention:  Nancy  D.  Lieberman,  Esq.
Telephone  No.:  (516)  822-4820
Telecopy  No.:      (516)  822-4824
          (b)          if  to  Miami  Subs,  to:
Miami  Subs  Corporation
6300  N.W.  31st  Avenue
Fort  Lauderdale,  Florida  33309
Attention:  Donald  Perlyn,  President
Telephone  No.:  (954)  973-0000
Telecopy  No.:          (954)  973-7616
with  a  copy  to:
Greenberg  Traurig
1221  Brickell  Avenue
Miami,  Florida  33131
Attention:  Harold  E.  Berritt,  Esq.
Telephone  No.:  (305)  579-0876
Telecopy  No.:          (305)  579-0717
     8.3.          Interpretation;  Knowledge.
          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.
 The  words "include," "includes" and "including" when used herein shall be  deemed  in  each case to be followed by the words "without limitation."
The  table  of  contents  and  headings  contained  in  this Agreement are for reference  purposes  only  and  shall  not  affect  in  any way the meaning or
interpretation  of  this  Agreement.    When reference is made herein to "the
business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.
          (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that the executive officers of Miami Subs or Nathan's, as the case may be, have actual knowledge of such matter.
     8.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
     8.5.          Entire  Agreement.   This Agreement and the documents and
instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Miami Subs Schedules and the Nathan's Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.
     8.6.          Severability.    In  the event that any provision of this
Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
     8.7. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
     8.8.          Governing  Law.   This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Florida, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.
     8.9. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
     8.10. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.




                          [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Nathan's, Merger Sub, and Miami Subs have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.
NATHAN'S  FAMOUS,  INC.


By:  _________________________________
Name:
Title:
MIAMI  SUBS  CORPORATION


By:  _________________________________
Name:
Title:
MIAMI  ACQUISITION  CORP.


By:  __________________________________
Name:
Title:

                                                                     Exhibit A
                              WARRANT AGREEMENT


          WARRANT AGREEMENT, dated as of this ___th day of __________, 1999, by and between ______________, a Delaware corporation (the "Company") and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").
                            W I T N E S S E T H
          WHEREAS, in connection with the merger of Miami Subs Corporation ("Miami Subs") with a wholly-owned subsidiary of the Company, the Company proposes to make a public offering (the "Public Offering") of shares of its Common Stock (as defined in Section I hereof) and common stock purchase warrants (the "Warrants") of the Company, each Warrant exercisable to purchase one share of Common Stock; and
          WHEREAS, in relation to the Public Offering, the Company has filed a Registration Statement on Form S-4 (Registration Statement No. 333-________) (as amended or supplemented, the "Registration Statement") with the Securities and Exchange Commission ("SEC"); and
          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, and exchange of the Warrants, the issuance of certificates representing the Warrants (each a "Warrant Certificate"), the exercise of the Warrants, and the rights of the registered holders thereof;
          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company and the Warrant Agent, the parties hereto hereby agree as follows:
          SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:
          (a) "Common Stock" shall mean the Company's common stock, par value $.01 per share.
          (b) "Company" shall have the meaning set forth in the introductory paragraph.
          (c) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at 40 Wall Street, New York, New York 10005 as of the date hereof.
          (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
          (e) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof, or his attorney duly authorized in writing, with the appropriate signature guarantees, as described in the Warrant Certificate, and (ii) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price plus transfer taxes, if any.
          (f) "Exercise Price" shall mean the purchase price to be paid upon exercise of a Warrant in accordance with the terms hereof, which price shall be $6.00 per share of Common Stock. Until the Warrant Expiration Date, subject to (i) adjustment from time to time pursuant to the provisions of
Section 8 hereof, and (ii) the Company's right to reduce the Exercise Price, upon written notice to all Registered Holders, for a period of not less than 30 days.
          (g)     "Nasdaq National Market" shall have the meaning set forth in
Section  8(f)  hereof.
          (h) "Notice Event" shall mean any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock.
          (i) "Prospectus" shall mean the prospectus contained in the Registration Statement, as such prospectus is amended or supplemented from time to time.
          (j)        "Public Offering" shall have the meaning set forth in the
Recitals.
          (k) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6 hereof.
          (l)          "SEC" shall have the meaning set forth in the Recitals.
          (m) "SEC Reports" shall have the meaning set forth in Section 5(g) hereof.
          (n) "Registration Statement" shall have the meaning set forth in the Recitals.
          (o)      "Time of Determination" shall have the meaning set forth in
Section  9  hereof.
          (p) "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.
          (q) "Warrant Agent" shall have the meaning set forth in the introductory paragraph.
          (r) "Warrant Certificate" shall have the meaning set forth in the Recitals.
          (s) "Warrant Expiration Date" shall mean 5:00 p.m. (New York City time) on ________ ___, 2002 (or as may be extended pursuant to Section 5(d)), provided that, if in New York City, such date (or extended date) shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York City time) on the next following day which in New York City is not a holiday or a day on which banks are authorized to close.
          (t)     "Warrants" shall have the meaning set forth in the Recitals.
          SECTION  2.    Warrants  and  Issuance  of  Warrant  Certificates.
          (a) Each Warrant Exercisable for One Share. A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8 hereof.
          (b) 593,750 Shares. From time to time, up to the Warrant Expiration Date, the Transfer Agent shall execute and deliver stock certificates in required whole number denominations representing up to an aggregate of 593,750 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.
          (c)          Warrant  Certificates.   From time to time, up to the
Warrant Expiration Date, the Warrant Agent shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6 hereof, (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 hereof and, (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect
(A) any adjustment or change in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to
Section  8  hereof  and  (B)  any  other  modifications approved by Registered
Holders  in  accordance  with  Section  15  hereof.
          SECTION  3.    Form  and  Execution  of  Warrant  Certificates.
          (a) Form. The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, as may be required to comply with any law, with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange or securities association on which or through which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter "W."
          (b) Execution. Warrant Certificates shall be executed on behalf of the Company by the Company's Chairman of the Board, President or any Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, shall have imprinted thereon a facsimile of the Company's seal and shall be countersigned by an authorized signatory of the Warrant Agent. In case any officer of the Company who shall have signed any of such Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution by the Company and countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holders.
          SECTION  4.    Exercise.
          (a) Time of Exercise. Each Warrant may be exercised by the Registered Holder thereof at any time after the date hereof and on or before the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the shares of Common Stock and any unexercised Warrants deliverable upon such exercise shall be treated for all purposes as the holder of such shares of Common Stock and such unexercised Warrants upon such exercise as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant into an account of the Company as designated in writing by the Company or as the Company may otherwise direct in writing.
          (b) Receipt of Payment and Issuance. The Warrant Agent shall promptly after clearance of checks received in payment of the Exercise Price, direct the Transfer Agent to issue and deliver to the person or persons entitled to receive the same, a stock certificate or certificates for the shares of Common Stock deliverable upon such exercise and the Warrant Agent shall issue and deliver a Warrant Certificate for any remaining unexercised Warrants. Upon the exercise of any Warrant and clearance of the funds received therefor, the Warrant Agent shall promptly remit the payment received for the Warrants to the Company or as the Company may direct in writing.
          SECTION 5.  Reservation of Shares; Listing; Payment of Taxes; etc.
          (a) Issuance and Sale of Shares. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock that shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue or sale thereof.
          The Transfer Agent for the Common Stock will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 9. The Company will furnish the Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Registered Holder pursuant to Section 8(p) hereof.
          Before taking any action which would cause an adjustment pursuant to
Section 8 hereof that would reduce the Exercise Price below the then par value (if any) of the shares of Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.
          (b) Registration Statement. Registered Holders will be able to exercise their Warrants only if (i)(A) the Registration Statement or another registration statement relating to the sale of shares of Common Stock underlying such Warrants is then in effect, or (B) the sale of such shares upon exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended, and (ii) such shares are qualified for sale or exempt from qualification under applicable laws of the states where the Registered Holders reside. The Company covenants to maintain the Registration Statement or another registration statement in effect at all times with respect to the sale of shares of Common Stock underlying such
Warrants until the Warrant Expiration Date. The Company also covenants to maintain at all times all necessary or desirable state "blue sky" filings with respect to the sale of shares of Common Stock underlying such Warrants until the Warrant Expiration Date.
          (c) Stamp Taxes. The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.
          (d) Listings. The Company will from time to time take all action which may be reasonably necessary so that the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants will be listed on the principal securities exchanges and markets (including, without limitation, the Nasdaq National Market) within the United States of America, if any, on which any of the Company's shares of Common Stock are then listed.
          (e)          SEC  Reports.   So long as any of the Warrants remain
outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Warrant Agent and mailed to the Registered Holders at their addresses appearing in the register of the Registered Holders maintained by the Warrant Agent, in each case, within 15 days after filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, comparable to those which it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to the requirements of either such section, to be so filed with the SEC (but only if the SEC permits such filings) and with the Warrant Agent and mailed to the Registered Holders, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of
Section 13 or 15(d) of the Exchange Act. The Company shall provide the Warrant Agent with a sufficient number of copies of all SEC Reports to enable the Warrant Agent to deliver to each Registered Holder at least one copy and to each nominee Registered Holder at least one copy for each beneficial holder for whom such nominee Registered Holder holds Warrants.
          SECTION  6.    Exchange  and  Registration  of  Transfer.
          Subject to the restrictions on transfer contained herein or in the Warrant Certificates:
          (a) Exchange of Warrant Certificates. Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions herein, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates that the Registered Holder making the exchange shall be entitled to receive.
          (b) Warrant Register. The Warrant Agent shall keep books at its office, in which it shall register Warrant Certificates and transfers thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at its office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.
          (c) Exercise Form. With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the exercise form attached thereto must be duly endorsed, or be accompanied by a written instrument or instruments of transfer and exercise in form satisfactory to the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.
          (d) Service Charge. A service charge may be imposed by the Warrant Agent upon the Registered Holder for any exchange or registration of transfer of Warrant Certificates. The Warrant Agent may require payment by a Registered Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
          (e) Registered Holder Treated as Absolute Owner. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby for all purposes  and  shall  not  be  affected  by  any  notice  to  the  contrary.
          SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and loss, theft, destruction or mutilation of any Warrant Certificate and, in case of loss, theft or destruction, of indemnity satisfactory to them, and in the case of mutilation, upon surrender and cancellation thereof, in the absence of notice that the Warrant Certificate has been acquired by a bona fide purchaser the Company shall execute and the Warrant Agent shall countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Registered Holders requesting a substitute Warrant Certificate will be required to comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.
          SECTION 8.     Adjustment of Exercise Price and Number of Shares of
Common  Stock.    The  number  of shares of Common Stock purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:
          (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect and the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such action shall be adjusted so that the Registered Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company at the same aggregate Exercise Price that such Registered Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Registered Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.
          (b) Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants), or in the case of any sale or conveyance of all or substantially all of the assets of the Company followed by a related distribution to holders of shares of Common Stock of cash, securities or other property, then as a condition of such reclassification, change, consolidation, merger, or sale of assets, the Company or such a successor corporation or entity, as the case may be, shall forthwith make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, or sale of assets, by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, or sale of assets, and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. If the issuer of securities deliverable upon exercise of the Warrants under the supplemental warrant agreement is an affiliate of the formed or surviving corporation or other entity, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations or mergers.
          (c) Change in Number of Warrants. The Company may elect, upon any adjustment of the Exercise Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of
Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 8, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing, subject to Section 9 hereof, the number of additional Warrants to which such Registered Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Registered Holder in substitution and replacement for the Warrant Certificates held by such Registered Holder prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Registered Holder shall be entitled after such adjustment.
          (d) Deferral of Certain Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need to be made for a change in the par value of the Common Stock. All calculations under this Section 8 shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1000 of a share, as the case may be.
          (e) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Registered Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 8.
          (f) Common Stock. As used in this Section 8, the term "Common Stock" shall mean and include the Common Stock authorized on the date of the original issue of the shares of Common Stock and Warrants in connection with the Public Offering and shall also include any capital stock of any class of the Company thereafter authorized that is not limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company.
          (g) Notice of Change in Exercise Price. Upon any adjustment of the Exercise Price pursuant to Section 8, the Company shall promptly thereafter (i) cause to be prepared a certificate of the President and Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares of Common Stock (or portion thereof) issuable after such adjustment in the Exercise Price upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein absent manifest error, provided that if the Warrant Agent reasonably requests, the Company shall engage a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) to prepare and file such certificate in lieu of the certificate of the President and Chief Financial Officer, in which case such certificate shall be conclusive evidence of the matters set forth therein absent manifest error, and (ii) deliver the Warrant Agent at its Corporate Office and to each of the Registered Holders of the Warrant Certificates at the address appearing on the registry books maintained by the Warrant Agent written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Registered Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Registered Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants.
          (h) Notice of Certain Events. With respect to any Notice Event, the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Registered Holders of the Warrant Certificates at such Registered Holder's address appearing on the registry books maintained by the Warrant Agent, at least 20 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution is to be determined, (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or
(iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 8(h) or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, or liquidation or winding up, or the vote upon any action, provided that the Registered Holders shall retain any right to damages from the Company with respect to such failure.
          SECTION  9.          Fractional  Warrants  and Fractional Shares.
Regardless of whether or not the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue or sell fractions of shares upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon the exercise of any Warrants, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the "current market price" per share. To the extent possible, upon a Registered Holder's exercise of more than one Warrant the shares issuable or transferable shall be aggregated so that the Company shall only be required to pay for the value of one fractional share.
          The "current market price" per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market described below prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq National Market") or any comparable system or (3) if the Common Stock is not listed on Nasdaq National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (9), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.
          SECTION 10. Warrant Holders Not Deemed Stockholders. No Registered Holder shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable or transferable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Registered Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.
          SECTION 11. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, on his or her own behalf and for his or her own benefit, enforce against the Company his or her right to exercise the Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.
          SECTION  12.    Agreement  of  Warrant  Holders. Every holder of a
Warrant,  by  his  or  her  acceptance  thereof,  consents and agrees with the
Company,  the  Warrant  Agent  and  every  other  holder  of  a  Warrant that:
          (a) Transfer of Warrants. The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney-in-fact duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent in its sole discretion, together with payment of any applicable transfer taxes; and
          (b) Registered Holder Treated as Absolute Owner. The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the Registered Holder thereof and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company and the Warrant Agent shall not be affected by any notice or knowledge to the contrary.
          SECTION 13. Cancellation of Warrant Certificates. If the Company shall acquire any Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by the Warrant Agent, and the Company shall retire such Warrants. The Warrant Agent shall also cancel Warrant Certificates surrendered to the Warrant Agent following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.
          SECTION 14. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.
          The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently deposit all moneys received by the Warrant Agent upon the exercise of Warrants into an account of the Company as designated in writing by the Company or as the Company may otherwise direct in writing. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants as the Company may request. The Warrant Agent shall also make available to the Company for inspection by their agents or employees, from time to time as they may request, such original books of accounts and record as may be maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's Corporate Office during normal business hours.
          The Warrant Agent shall not at any time be under any duty or responsibility to any Registered Holder to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be (i) liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties,
(ii) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.
          Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.
          The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder, including reasonable legal fees. The Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and legal fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.
          The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), upon 30 days prior written notice to the Company and the Company may discharge the Warrant Agent from its duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) upon 30 days prior written notice to the Warrant Agent. At least 15 days prior to the date such resignation or discharge is to become effective, the Warrant Agent shall cause a copy of such notice of resignation or discharge to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation or discharge, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, or within a period of 15 days after the Warrant Agent has been notified by the Company of such discharge, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, the Warrant Agent's resignation or discharge shall be deemed to be effective and such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.
          Any corporation into which the Warrant Agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and the Registered Holder of each Warrant Certificate.
          The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
          SECTION  15.    Modification  of  Agreement.
          (a) Approval of Registered Holders. Subject to the provisions of Section 15(b) hereof, the Company and the Warrant Agent may by supplemental agreement make any changes or corrections in this Agreement that (i) they deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or (ii) they deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that except as otherwise indicated in this section and this Agreement, this Agreement shall not otherwise be modified, supplemented or altered in any respect, including the modification of the number of shares of Common Stock issuable upon exercise of the Warrants, the Exercise Price and the Warrant Expiration Date, except with the consent in writing of the Company, the Warrant Agent, and the Registered Holders of Warrant Certificates representing not less than two-thirds of the Warrants then outstanding.
          (b) Decrease in Exercise Price. The Company shall have the right at any time and from time to time to decrease the Exercise Price for a period of not less than 30 days on not less than 30 days prior written notice to the Registered Holders of the Warrants.
          SECTION 16. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant
Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 1400 Old Country Road, Westbury, New York 11590 Attention: President (with a copy to: Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753,
Attention: Nancy Lieberman, Esq., Facsimile No.: (516) 822-5609); if to the Warrant Agent, at its Corporate Office.
          SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.
          SECTION 18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent (and their respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.
          SECTION 19. Termination. This Agreement shall terminate on the earliest to occur of (a) the Expiration Date, (b) the date upon which all Warrants have been exercised and (c) the date on which the Company certifies to the Warrant Agent that no Warrants are outstanding; provided however, that notwithstanding any such termination, the Warrant Agent shall be obligated to deliver funds to the Company in accordance with this Agreement.
          SECTION 20. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute a single document.
          [THE  REMAINDER  OF  THIS  PAGE  IS  INTENTIONALLY  LEFT  BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
     NATHAN'S  FAMOUS,  INC.

     __________________________________
     By:  __________________________
     Wayne  Norbitz
     President


     AMERICAN  STOCK  TRANSFER  &  TRUST  COMPANY

     ___________________________________
     By:  ___________________________
     Authorized  Officer


                                  EXHIBIT A




                                      No. W __________     __________ Warrants



                             WARRANT CERTIFICATE
                            NATHAN'S FAMOUS, INC.

     This Warrant Certificate certifies that ____________, or its registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of common stock, par value $.10 per share (the "Common Stock"), of Nathan's Famous, Inc., a Delaware corporation (the "Company"), at any time until the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the exercise form set forth hereon duly executed with signatures guaranteed as provided below, at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose by American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, and any other offices of the Warrant Agent or its successor designated for such purpose (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the sum of $6.00 per share on or before the Expiration Date (as defined below) (the "Exercise Price"), plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.
     Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.
     No Warrant may be exercised after 5:00 p.m. (New York City time) on ______ __, 2002 or on such expiration date as may be extended to maintain an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") for at least 90 consecutive days prior to such expiration date (the "Expiration Date"). After the Expiration Date, all Warrants evidenced hereby shall thereafter become void, and the holders thereof shall have no rights hereunder. Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank, a savings bank or a savings and loan association or a trust company located in the United States, a member of the National Association of Securities Dealers, Inc. or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended). Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with the instructions in the form of assignment.
     No Warrant is exercisable unless, at the time of such exercise, the Company has a registration statement in effect under the Securities Act covering the shares of Common Stock issuable or transferable upon exercise of such Warrant, and such shares have been registered or qualified under the securities laws of the state of residence of the exercising Registered Holder, or such issuance or transfer is exempt from the registration requirements of the Securities Act and such shares of Common Stock are exempt from such registration or qualification.
     Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.
     Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.
     No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share, which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Registered Holder shall be paid the cash value thereof determined as provided in the Warrant Agreement.
     This Warrant Certificate is issued under and in accordance with a Warrant Agreement between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.
     This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.
     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.



     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.
                                   NATHAN'S  FAMOUS,  INC.

                              ___________________________
                              BY:  _______________________
                                      President


[SEAL]
                                      Treasurer


                              COUNTERSIGNED:
                              AMERICAN  STOCK  TRANSFER  &
                              TRUST    COMPANY,  WARRANT  AGENT


                              ___________________________________
                              By:Authorized  Officer




                                [REVERSE SIDE]
                                Exercise Form

     The  undersigned  hereby  irrevocably  elects  to  exercise  the  right,
represented by this Warrant Certificate, to receive           shares of Common
Stock  and  herewith  makes payment therefor.  The undersigned requests that a
certificate for such shares be registered in the name of               , whose
address  is                     and whose social security or other identifying
number is _________________, and that such shares be delivered to
      ,  whose  address  is                               .  If said number of
shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the
balance  of  such  shares  be  registered in the name of                    ,
whose address is
        and whose social security or other identifying number is _________________, and that such Warrant Certificate be delivered to
whose  address  is                                               .




Date:

Signature

Signature  Guaranteed:





 The signature to the exercise form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15.






                              Form of Assignment





     For value received, the undersigned hereby sells, assigns and transfers unto _______ ___________________, whose address is ________________________
and whose social security or other identifying number is __________________, the Warrants represented by this Warrant Certificate (or ____ Warrants, if less than all of the Warrants represented by this certificate), and hereby irrevocably constitutes and appoints the Warrant Agent as his or her attorney-in-fact to transfer this Warrant Certificate in the books of the Warrant Agent maintained for such purpose, with full power of substitution and re-substitution in the premises. If said number of Warrants is less than all of the Warrants evidenced by this certificate, the undersigned requests that a new Warrant Certificate representing the balance of such Warrants be registered in the name of _____________________, whose address is _______________________________ and whose social security or other identifying number is ________________, and that such Warrant Certificate be delivered to ___________________, whose address is _____________________________.



Date:

Signature

Signature  Guaranteed:




 The signature to the assignment form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15.




                                                                     EXHIBIT B


                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT


This Amended and Restated Employment Agreement made as of the 15th day of January, 1999 ("Agreement"), by and between MIAMI SUBS CORPORATION, a corporation incorporated under the laws of the State of Florida, with its principal place of business at 6300 Northwest 31st Avenue, Fort Lauderdale, Florida 33309 (the "Company"), and Donald L. Perlyn, residing at 2798 N.W.
27th  Terrace,  Boca  Raton,  Fl.  33434  (the  "Executive").

     W  I  T  N  E  S  S  E  T  H  :

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement made as of December 1, 1998 (the "Initial Employment Agreement"); WHEREAS, the Company and the Executive desire to amend and restate the Initial Employment Agreement as a condition to and in connection with consummation of the merger of Miami Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Nathan's Famous, Inc. ("Parent"), with and into the Company, whereby the Company will become a wholly owned subsidiary of Parent (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of January 15, 1999 (the "Merger Agreement"), among the Parent, Merger Sub and the Company;
WHEREAS, on the Effective Date (as hereinafter defined), the Company and Executive intend this Agreement to supersede any existing employment agreement among the parties, including the Initial Employment Agreement;
WHEREAS, the Parent desires to comply with, and be bound by the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive agree that on the Effective Date the Initial Employment Agreement shall be amended and restated as follows:
     1. Recitals: The foregoing recitals are true and correct and are incorporated herein by reference thereto.
     2. Employment.The Company hereby agrees to continue to employ Executive, and Executive agrees to continue to be employed by the Company, on the terms and conditions herein contained, to serve as the President and Chief Operating Officer of the Company and a member of the Board of Directors of each of the Company and the Parent. In addition, the Executive hereby agrees to be involved in the day-to-day operations of Parent (including any of its other affiliated entities) as the Board of Directors of Parent shall
reasonably  require  from  time  to  time.    The  Executive  shall  devote
substantially all of his business time, energy, skill and efforts to the performance of his duties hereunder and shall faithfully and diligently serve the Company. The foregoing shall not prevent Executive from participating in not-for-profit activities or from managing his passive personal investments provided that these activities do not materially interfere with Executive's obligations hereunder.
     3.          Term  of  Employment.     Executive's employment under this
Agreement shall be for a term commencing on the effective date of the Merger (the "Effective Date") and, subject to earlier termination as provided in
Section 8 below, terminating on the third anniversary of the Effective Date (the "Initial Term"). The Initial Term shall be automatically extended for successive one-year periods (the "Additional Terms") unless terminated at the end of the Initial Term or any Additional Term by either party upon one hundred eighty (180) days' prior written notice given to the other party (the Initial Term and any Additional Terms shall be referred to as the "Employment Term"). Notwithstanding anything else herein, the provisions of Section 9 hereof shall survive and remain in effect notwithstanding the termination of the Employment Term.
     4.     Compensation.     (a)     As compensation for his services under
this Agreement, the Company shall pay Executive a salary at the rate of Two Hundred Thousand Dollars ($200,000) per year (the "Base Salary"), payable in equal installments (not less frequently than monthly) and subject to withholding in accordance with the Company's normal payroll practices. The Executive's Base Salary shall be reviewed annually by the Company and may be increased, but not decreased, in the Company's sole discretion.
          (b) In addition to the Base Salary, Executive shall participate in any executive bonus program established by the Company and Parent from time to time. Notwithstanding the foregoing, the Company will pay Executive a bonus of not less than three percent (3%) of the pre-tax income of the Company for each fiscal year, payable within forty-five (45) days after the end of each such year In the event that Executive's employment under this Agreement is terminated pursuant to Section 8(a)(v) prior to December 31, 2001, Executive agrees to reimburse the Company for the pro-rata portion of the bonus paid to him in January 1999 pursuant to Section 3(b)(i) of the Initial Employment Agreement computed by dividing the number of months from the date of termination to December 31, 2001 by 37 months, and multiplying such ratio by  the  amount  of  the  bonus.
     5.      Benefits and Fringes.     During the Employment Term, Executive
shall be entitled to such benefits and fringes, if any, as are generally provided from time to time by the Company and/or Parent to its executive employees of a comparable level, including any life, medical or dental insurance plans for the benefit of Executive and members of his immediate family, and pension, profit-sharing, 401(k) and other similar plans and on the same terms as so provided. Notwithstanding the foregoing, the Executive shall be provided with long-term disability insurance providing for payment of a minimum monthly benefit of $6,896 and with life insurance, payable to his designated beneficiary, at least equal to $1,000,000; and provided, further that Executive shall be furnished a Company automobile.
     6.          Expenses.          The Company shall reimburse Executive in
accordance with its expense reimbursement policy as in effect from time to time for all reasonable expenses, including, without limitation, Executive's professional dues, license fees, continuing educational courses, professional association membership fees, airplane travel and other travel expenses and all reasonable expenses related to his Company automobile (including, without limitation, repairs, maintenance, insurance and gasoline), incurred by Executive in connection with the performance of his duties under this Agreement upon the presentation by Executive of an itemized account of such expenses and appropriate receipts.
     7.         Vacation.     During the Employment Term, Executive shall be
entitled to vacation in accordance with the Company's practices, provided that Executive shall not be entitled to less than four (4) weeks paid vacation in each full contract year. Any vacation not taken in any year shall be deemed to be forfeited by the Executive as of January 1 of the succeeding year.
     8.      Termination.          (a)     Executive's employment under this
Agreement  and  the  Employment  Term  shall  terminate  as  follows:
     (i)          automatically  on  the  date  of  Executive's  death.
     (ii) Upon written notice given by the Company to the Executive if Executive is unable to perform his material duties hereunder for 180 days (whether or not continuous) during any period of 360 consecutive days by reason of physical or mental disability.
     (iii) Upon written notice by the Company to the Executive for Cause. Cause shall mean (A) the Executive's conviction of a felony involving moral turpitude (after exhaustion or lapse of all rights of appeal); (B) willful refusal to perform his duties as President and Chief Operating Officer or director of the Company and as otherwise set forth in Section 2 hereof, which is not remedied promptly after receipt by the Executive of written notice from the Company specifying the details thereof; and (C) Executive's dishonesty in the performance of his duties. Upon a termination for Cause, Executive (and his representative) shall be given the opportunity to appear before the Board of Directors of the Company (the "Board") to explain why the Executive believes that Cause did not occur. Such appearance shall be scheduled on no less than twenty (20) and no more than forty (40) days written notice to Executive. In the event the Board agrees with the Executive, which shall be a determination made in its sole discretion, the Executive shall be retroactively reinstated in his position. The removal pending such Board meeting shall not be deemed Good Reason under (vi) below.
     (iv)          Upon  written  notice  by  the  Company  without  Cause.
     (v) Upon the voluntary resignation of the Executive without Good Reason upon sixty (60) days prior written notice to the Company (which the Company may in its sole discretion make effective earlier).
     (vi) Upon the written resignation of the Executive for Good Reason stating with specificity the details of the Good Reason, if the stated Good Reason is not cured within thirty (30) days of the giving of such notice. "Good Reason" shall mean (A) relocation of the Executive's office, or materially change the location at which Executive is required to perform his duties, from within the Territory, (B) any material reduction in his authority, duties or responsibilities or (C) any other material breach of any provision of this Agreement by the Company. For purposes hereof, "Territory" shall mean Broward, Miami-Dade and Palm Beach Counties, Florida.
     (vii) Upon written notice of non-renewal by the Company or Executive pursuant to Section 3 hereof.
     (b) Upon any termination of the Employment Term Executive shall be entitled to receive any unpaid salary and accrued vacation through his date of termination and any benefits under any benefit plan in accordance with the terms of said plan. In addition, (i) if the termination is pursuant to
(a)(iv) or (a)(vi) above, Executive shall receive (without a duty to mitigate) severance pay in a lump sum equal to three (3) times the amount of Executive's Base Salary in effect at the time of termination, and (ii) if termination is by the Company pursuant to (a)(vii) above, Executive shall receive (without a duty to mitigate) severance pay in a lump sum equal to Executive's Base Salary in effect at the time of termination. Such lump sum severance payments shall be paid within thirty (30) and fifteen (15) days, respectively, after the date of termination. In the event termination is pursuant to (a)(ii) alone, Executive shall receive in monthly payments for one (1) year thereafter Executive's Base Salary in effect at the time of termination reduced by any disability benefits or worker's compensation salary replacement he receives from any program sponsored or made available by the Company or a governmental entity. In the event of termination other than pursuant to (a)(i), (a)(iii) or (a)(v), to the extent the Executive or his dependents are eligible for COBRA coverage, the Company shall pay the cost of such coverage for the maximum period permitted under federal law. The Company shall have no other obligations to the Executive.
           9. Confidential  Information  and  Non-Competition.
          (a) Executive acknowledges that as a result of his employment by the Company, Executive will obtain secret and confidential information as to the Company and its affiliated entities, that the Company and its affiliated entities will suffer substantial damage, which would be difficult to ascertain, if Executive shall enter into Competition (as defined below) with the Company or any of its affiliated entities and that because of the nature of the information that will be known to Executive it is necessary for the Company and its affiliated entities to be protected by the prohibition against Competition set forth herein, as well as the confidentiality restrictions set forth herein. Executive acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and its affiliated entities and that part of the compensation paid under this Agreement is in consideration for the agreements in this Section 9.
          (b)          Competition  shall  mean:
               (i)     participating, directly or indirectly, as an individual
proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever in the State of Florida in a business in competition with the quick-service restaurant business conducted by the Company or its affiliated entities during the Employment Term; provided, however, that such prohibited participation shall not include: (A) the mere ownership of not more than one percent (1%) of the total outstanding stock of a publicly held company; (B) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in the aforesaid Competition; or (C) any activity engaged in with the prior written approval of the Board.
               (ii)         recruiting, soliciting or inducing any nonclerical
employee or employees of the Company or its affiliated entities to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliated entities or hiring or assisting another person or entity to hire any nonclerical employee of the Company or its affiliated entities. Notwithstanding the foregoing, if requested by an entity with which Executive is not affiliated, Executive may serve as a reference for any person who at the time of the request is not an employee of the Company or any of its affiliated entities.
If any restriction set forth in above items (i) and/or (ii) is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
          (c) During and after the Employment Term, Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliated entities all secret or confidential information, knowledge or data relating to the Company and its affiliated entities, and their respective businesses, including any confidential information as to customers or vendors of the Company or its affiliated entities, (i) obtained by Executive during his employment by the Company or its affiliated entities; and (ii) not otherwise public knowledge or known within the Company's or its affiliated entities' industries. Executive shall not, without prior written consent of the
Company, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In the event Executive is compelled by order of a court or other governmental or legal body to communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, Executive shall promptly notify the Company of any such order and shall cooperate fully with the Company in protecting such information to the extent possible under applicable law.
          (d) Upon termination of Executive's employment with the Company, or at any other time as the Company may request, Executive will promptly deliver to the Company all documents which Executive may possess or have under his direction or control (whether prepared by the Company, an affiliated entity, Executive or a third party) relating to the Company or its affiliated entities or any of their respective businesses or properties.
          (e) During the Employment Term and for a period of one (1) year following termination thereof (except for termination pursuant to Section 8(a)(iv) or (vi)), Executive shall not enter into Competition with the Company or any of its affiliated entities.
          (f) In the event of a breach or potential breach of this Section 9, Executive acknowledges that the Company and its affiliated entities will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the affiliated entities shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this
Section  9  enforced.
     10.          Executive  Representation.
     Executive represents and warrants that he is under no contractual or other limitation from entering into this Agreement and performing his obligations hereunder.
     11.          Indemnification
     The Executive shall be entitled to be indemnified by the Company for his actions as an officer, director, employee, agent or fiduciary of the Company or its affiliated entities to the fullest extent permitted by applicable law and shall, to the extent the Company does not or is unable as a result of a conflict between the parties to undertake his defense, have reasonable legal fees (including, but not limited to, a retainer fee) and other reasonable expenses paid to him in advance of final disposition of a proceeding, provided that he has actually incurred such expenses and he executes an undertaking to repay such amounts if, and to the extent, required to do so by applicable law.
 The Company shall cover the Executive under any directors' and officers'liability insurance policy to the same extent as its other senior officers.
     12.          Stock  Options.
     On the Effective Date, Parent shall grant to Executive, in exchange for the cancellation of the Executive's options (assumed by Parent pursuant to the Merger) to purchase 385,116 shares of the Company's common stock under the Company's 1990 Executive Option Plan, immediately exercisable stock options under a stock option plan of the Parent (the "Plan") to purchase 192,558 shares of Parent's common stock, $.01 par value per share (the "Common Stock"). Such options shall continue to be exercisable for a term of ten (10) years, irrespective of whether Executive remains employed by the Company, at an exercise price equal to the fair market value per share on the date of grant, subject to adjustment as provided in the Plan. Parent shall file within ten business days of the Effective Date, and shall maintain in effect, a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the shares of Common Stock issuable upon exercise of all stock options held by Executive and the resale thereof by him.
     13.          Change  of  Control.
     Upon a "Change of Control" (as defined below) of the Company or Parent, the Company shall pay Executive, within thirty (30) days of such event, a lump sum equal to three (3) times the amount of his Base Salary in effect at the time of such event, together with a pro rata portion of the bonus accrued through the date of such Change of Control. As used herein "Change of Control"means (a) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) in either the case of the Company or Parent (other than the Parent or any "person" who on the date of this Agreement is a director or officer of the Parent or Company, as the case may be), becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company or Parent, as the case may be, representing twenty (20%) percent of the voting power of the Company's or Parent's then outstanding securities, as the case may be; or (c) if during any period of two (2) consecutive years during the term of Executive's employment, individuals who at the beginning of such period constitute the Board of Directors of either the Company or Parent cease for any reason to constitute at least a majority thereof.
     14.          Entire  Agreement;  Modification.
     This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.
     15.          Severability.
     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable thc remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction.
     16.          Waiver  of  Breach.
     The waiver by any party of a breach of any provisions of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.
     17.          Notices.
     All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one day after sending by express mail or other "overnight mail service," or three days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to the address as listed in the Company's records; and if to the Company, to the Company at its office as set forth at the head of this Agreement, to the attention of its Vice President and Chief Financial Officer. Either party may change the notice address by notice given as aforesaid.
     18.          Assignability;  Binding  Effect.
     This Agreement shall be binding upon and inure to the benefit of Executive and Executive's legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement may not be assigned by the Executive. This Agreement may not be assigned by the Company except in connection with a merger or a sale by the Company of all or substantially all of its assets and then only provided the assignee specifically assumes in writing all of the Company's obligations hereunder.
     19.          Governing  Law.
          (a) All issues pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof.
          (b) Any dispute or controversy with regard to this Agreement, other than injunctive relief pursuant to Section 9, shall be settled by arbitration in New York, New York before the American Arbitration Association ("AAA") in accordance with the Rules of Commercial Arbitration of the AAA. The decision of the arbitrators shall be final and binding upon the parties hereto and may be entered in any court having jurisdiction. The Company shall advance all of the Executive's expenses (including, without limitation, reasonable counsel fees) incurred in connection with such arbitration, provided that Executive shall repay the same in the event he is not, to any extent, the prevailing party.
     20.          Headings.
     The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
     21.          Counterparts.
     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
     22.          Guarantee  and  Joinder.
     Parent hereby unconditionally and irrevocably guarantees, as primary obligor not merely as surety: (i) the punctual payment when due of all obligations of the Company arising under this Agreement; and (ii) the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under this Agreement. Parent hereby agrees to comply with, and be bound by this Agreement.


     IN WITNESS WHEREOF, the Company and Parent have each caused this Agreement to be duly executed by an authorized officer and Executive has hereunto  set  his  hand  as  of  the  date  first  set  forth  above.
MIAMI  SUBS  CORPORATION
By:
Name:  Jerry  Woda
Title:  Vice  President

Donald  L.  Perlyn
NATHAN'S  FAMOUS,  INC.
By:
Name:
Title:


                                                                     EXHIBIT C
                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amended and Restated Employment Agreement made as of the 15th day of January, 1999 ("Agreement"), by and between MIAMI SUBS CORPORATION, a corporation incorporated under the laws of the State of Florida, with its principal place of business at 6300 Northwest 31st Avenue, Fort Lauderdale, Florida 33309 (the "Company"), and Jerry Woda, residing at 7615 Gloucester Lane, Parkland, Fl. 33067 (the "Executive").
                            W I T N E S S E T H:
WHEREAS, the Company and the Executive are parties to that certain Employment Agreement made as of December 1, 1998 (the "Initial Employment Agreement"); WHEREAS, the Company and the Executive desire to amend and restate the Initial Employment Agreement as a condition to and in connection with consummation of the merger of Miami Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Nathan's Famous, Inc. ("Parent"), with and into the Company, whereby the Company will become a wholly owned subsidiary of Parent (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of January 15, 1999 (the "Merger Agreement"), among the Parent, Merger Sub and the Company;
WHEREAS, on the Effective Date (as hereinafter defined), the Company and Executive intend this Agreement to supersede any existing employment agreement among the parties, including the Initial Employment Agreement;
WHEREAS, the Parent desires to comply with, and be bound by the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive agree that on the Effective Date the Initial Employment Agreement shall be amended and restated as follows:
     1. Recitals: The foregoing recitals are true and correct and are incorporated herein by reference thereto.
     2.          Employment.
     The Company hereby agrees to continue to employ Executive, and Executive agrees to continue to be employed by the Company, on the terms and conditions herein contained, to serve as its Vice President and Chief Financial Officer. The Executive shall devote substantially all of his business time, energy, skill and efforts to the performance of his duties hereunder and shall faithfully and diligently serve the Company. The foregoing shall not prevent Executive from participating in not-for-profit activities or from managing his passive personal investments provided that these activities do not materially interfere with Executive's obligations hereunder.
     3.          Term  of  Employment.
     Executive's employment under this Agreement shall be for a term commencing on the effective date of the Merger (the "Effective Date") and, subject to earlier termination as provided in Section 8 below, terminating on the second anniversary of the Effective Date (the "Initial Term"). The Initial Term shall be automatically extended for successive one-year periods (the "Additional Terms") unless terminated at the end of the Initial Term or any Additional Term by either party upon one hundred eighty (180) days' prior written notice given to the other party (the Initial Term and any Additional Terms shall be referred to as the "Employment Term"). Notwithstanding anything else herein, the provisions of Section 9 hereof shall survive and remain in effect notwithstanding the termination of the Employment Term.
     4.          Compensation.
          (a) As compensation for his services under this Agreement, the Company shall pay Executive a salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year (the "Base Salary"), payable in equal installments (not less frequently than monthly) and subject to withholding in accordance with the Company's normal payroll practices. The Executive's Base Salary shall be reviewed annually by the Company and may be increased, but not decreased, in the Company's sole discretion.
          (b) In addition to the Base Salary, Executive shall participate in any executive bonus program established by the Company and Parent from time to time. In the event that Executive's employment under this Agreement is terminated pursuant to Section 8(a)(v) prior to December 31, 2000, Executive agrees to reimburse the Company for the pro-rata portion of the bonus paid to him in January 1999 pursuant to Section 3(b)(i) of the Initial Employment Agreement computed by dividing the number of months from the date of termination to December 31, 2000 by 25 months, and multiplying such ratio by the  amount  of  the  bonus.
     5.          Benefits  and  Fringes.
     During the Employment Term, Executive shall be entitled to such benefits and fringes, if any, as are generally provided from time to time by the
Company and/or Parent to its executive employees of a comparable level, including any life, medical or dental insurance plans for the benefit of
Executive and members of his immediate family, and pension, profit-sharing, 401(k) and other similar plans and on the same terms as so provided, as well as a Company automobile.
     6.          Expenses.
     The Company shall reimburse Executive in accordance with its expense reimbursement policy as in effect from time to time for all reasonable expenses, including, without limitation, Executive's professional dues, license fees, continuing educational courses, professional association membership fees, airplane travel and other travel expenses and all reasonable expenses related to his Company automobile (including, without limitation, repairs, maintenance, insurance and gasoline), incurred by Executive in connection with the performance of his duties under this Agreement upon the presentation by Executive of an itemized account of such expenses and appropriate receipts.
     7.          Vacation.
     During the Employment Term, Executive shall be entitled to vacation in accordance with the Company's practices, provided that Executive shall not be entitled to less than four (4) weeks paid vacation in each full contract year.
 Any vacation not taken in any year shall be deemed to be forfeited by the Executive as of January 1 of the succeeding year.
     8.          Termination.
          (a) Executive's employment under this Agreement and the Employment Term shall terminate as follows:
               (i)          automatically  on  the  date of Executive's death.
               (ii)          Upon  written  notice given by the Company to the
Executive if Executive is unable to perform his material duties hereunder for 180 days (whether or not continuous) during any period of 360 consecutive days by reason of physical or mental disability.
               (iii)       Upon written notice by the Company to the Executive
for Cause. Cause shall mean (A) the Executive's conviction of a felony involving moral turpitude (after exhaustion or lapse of all rights of appeal);
(B) willful refusal to perform his duties as Vice President and Chief Financial Officer of the Company, which is not remedied promptly after receipt by the Executive of written notice from the Company specifying the details thereof; and (C) Executive's dishonesty in the performance of his duties. Upon a termination for Cause, Executive (and his representative) shall be given the opportunity to appear before the Board of Directors of the Company (the "Board") to explain why the Executive believes that Cause did not occur. Such appearance shall be scheduled on no less than twenty (20) and no more than forty (40) days written notice to Executive. In the event the Board agrees with the Executive, which shall be a determination made in its sole discretion, the Executive shall be retroactively reinstated in his position. The removal pending such Board meeting shall not be deemed Good Reason under
(vi)  below.
               (iv)          Upon written notice by the Company without Cause.
               (v)     Upon the voluntary resignation of the Executive without
Good Reason upon sixty (60) days prior written notice to the Company (which the Company may in its sole discretion make effective earlier).
               (vi)     Upon the written resignation of the Executive for Good
Reason stating with specificity the details of the Good Reason, if the stated Good Reason is not cured within thirty (30) days of the giving of such notice.
 "Good Reason" shall mean (A) relocation of the Executive's office, or materially change the location at which Executive is required to perform his duties, from within the Territory, (B) any material reduction in his authority, duties or responsibilities or (C) any other material breach of any provision of this Agreement by the Company. For purposes hereof, "Territory" shall mean Broward, Miami-Dade and Palm Beach Counties, Florida.
               (vii)      Upon written notice of non-renewal by the Company or
Executive  pursuant  to  Section  3  hereof.
     (b) Upon any termination of the Employment Term Executive shall be entitled to receive any unpaid salary and accrued vacation through his date of termination and any benefits under any benefit plan in accordance with the terms of said plan. In addition, (i) if the termination is pursuant to
(a)(iv) or (a)(vi) above, Executive shall receive (without a duty to mitigate) severance pay in a lump sum equal to three (3) times the amount of Executive's Base Salary in effect at the time of termination, and (ii) if termination is by the Company pursuant to (a)(vii) above, Executive shall receive (without a duty to mitigate) severance pay in a lump sum equal to Executive's Base Salary in effect at the time of termination. Such lump sum severance payments shall be paid within thirty (30) and fifteen (15) days, respectively, after the date of termination. In the event termination is pursuant to (a)(ii) alone, Executive shall receive in monthly payments for one (1) year thereafter Executive's Base Salary in effect at the time of termination reduced by any disability benefits or worker's compensation salary replacement he receives from any program sponsored or made available by the Company or a governmental entity. In the event of termination other than pursuant to (a)(i), (a)(iii) or (a)(v), to the extent the Executive or his dependents are eligible for COBRA coverage, the Company shall pay the cost of such coverage for the maximum period permitted under federal law. The Company shall have no other obligations to the Executive.
     9.          Confidential  Information  and  Non-Competition.
          (a) Executive acknowledges that as a result of his employment by the Company, Executive will obtain secret and confidential information as to the Company and its affiliated entities, that the Company and its affiliated entities will suffer substantial damage, which would be difficult to ascertain, if Executive shall enter into Competition (as defined below) with the Company or any of its affiliated entities and that because of the nature of the information that will be known to Executive it is necessary for the Company and its affiliated entities to be protected by the prohibition against Competition set forth herein, as well as the confidentiality restrictions set forth herein. Executive acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and its affiliated entities and that part of the compensation paid under this Agreement is in consideration for the agreements in this Section 9.
          (b)          Competition  shall  mean:
               (i)     participating, directly or indirectly, as an individual
proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever in the State of Florida in a business in competition with the quick-service restaurant business conducted by the Company or its affiliated entities during the Employment Term; provided, however, that such prohibited participation shall not include: (A) the mere ownership of not more than one percent (1%) of the total outstanding stock of a publicly held company; (B) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in the aforesaid Competition; or (C) any activity engaged in with the prior written approval of the Board.
               (ii)         recruiting, soliciting or inducing any nonclerical
employee or employees of the Company or its affiliated entities to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliated entities or hiring or assisting another person or entity to hire any nonclerical employee of the Company or its affiliated entities. Notwithstanding the foregoing, if requested by an entity with which Executive is not affiliated, Executive may serve as a reference for any person who at the time of the request is not an employee of the Company or any of its affiliated entities.
If any restriction set forth in above items (i) and/or (ii) is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
          (c) During and after the Employment Term, Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliated entities all secret or confidential information, knowledge or data relating to the Company and its affiliated entities, and their respective businesses, including any confidential information as to customers or vendors of the Company or its affiliated entities, (i) obtained by Executive during his employment by the Company or its affiliated entities; and (ii) not otherwise public knowledge or known within the Company's or its affiliated entities' industries. Executive shall not, without prior written consent of the
Company, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In the event Executive is compelled by order of a court or other governmental or legal body to communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, Executive shall promptly notify the Company of any such order and shall cooperate fully with the Company in protecting such information to the extent possible under applicable law.
          (d) Upon termination of Executive's employment with the Company, or at any other time as the Company may request, Executive will promptly deliver to the Company all documents which Executive may possess or have under his direction or control (whether prepared by the Company, an affiliated entity, Executive or a third party) relating to the Company or its affiliated entities or any of their respective businesses or properties.
          (e) During the Employment Term and for a period of one (1) year following termination thereof (except for termination pursuant to Section 8(a)(iv) or (vi)), Executive shall not enter into Competition with the Company or any of its affiliated entities.
          (f) In the event of a breach or potential breach of this Section 9, Executive acknowledges that the Company and its affiliated entities will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the affiliated entities shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this
Section  9  enforced.
     10.          Executive  Representation.
     Executive represents and warrants that he is under no contractual or other limitation from entering into this Agreement and performing his obligations hereunder.
     11.          Indemnification
     The Executive shall be entitled to be indemnified by the Company for his actions as an officer, director, employee, agent or fiduciary of the Company or its affiliated entities to the fullest extent permitted by applicable law and shall, to the extent the Company does not or is unable as a result of a conflict between the parties to undertake his defense, have reasonable legal fees (including, but not limited to, a retainer fee) and other reasonable expenses paid to him in advance of final disposition of a proceeding, provided that he has actually incurred such expenses and he executes an undertaking to repay such amounts if, and to the extent, required to do so by applicable law.
 The Company shall cover the Executive under any directors' and officers'liability insurance policy to the same extent as its other senior officers.
     12.          Stock  Options.
     On the Effective Date, Parent shall grant to Executive, in exchange for the cancellation of the Executive's options (assumed by Parent pursuant to the Merger) to purchase 196,488 shares of the Company's common stock under the Company's 1990 Executive Option Plan, immediately exercisable stock options under a stock option plan of the Parent (the "Plan") to purchase 125,000 shares of Parent's common stock, $.01 par value per share (the "Common Stock"). Such options shall continue to be exercisable for a term of ten (10) years, irrespective of whether Executive remains employed by the Company, at an exercise price equal to the fair market value per share on the date of grant, subject to adjustment as provided in the Plan. Parent shall file within ten business days of the Effective Date, and shall maintain in effect, a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the shares of Common Stock issuable upon exercise of all stock options held by Executive and the resale thereof by him.
     13.          Change  of  Control.
     Upon a "Change of Control" (as defined below) of the Company or Parent, the Company shall pay Executive, within thirty (30) days of such event, a lump sum equal to three (3) times the amount of his Base Salary in effect at the time of such event, together with a pro rata portion of the bonus accrued through the date of such Change of Control. As used herein "Change of Control"means (a) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) in either the case of the Company or Parent (other than the Parent or any "person" who on the date of this Agreement is a director or officer of the Parent or Company, as the case may be), becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company or Parent, as the case may be, representing twenty (20%) percent of the voting power of the Company's or Parent's then outstanding securities, as the case may be; or (c) if during any period of two (2) consecutive years during the term of Executive's employment, individuals who at the beginning of such period constitute the Board of Directors of either the Company or Parent cease for any reason to constitute at least a majority thereof.
     14.          Entire  Agreement;  Modification.
     This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.
     15.          Severability.
     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable thc remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction.
     16.          Waiver  of  Breach.
     The waiver by any party of a breach of any provisions of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.
     17.          Notices.
     All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one day after sending by express mail or other "overnight mail service," or three days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to the address as listed in the Company's records; and if to the Company, to the Company at its office as set forth at the head of this Agreement, to the attention of its President and Chief Operating Officer. Either party may change the notice address by notice given as aforesaid.
     18.          Assignability;  Binding  Effect.
     This Agreement shall be binding upon and inure to the benefit of Executive and Executive's legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement may not be assigned by the Executive. This Agreement may not be assigned by the Company except in connection with a merger or a sale by the Company of all or substantially all of its assets and then only provided the assignee specifically assumes in writing all of the Company's obligations hereunder.
     19.          Governing  Law.
          (a) All issues pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof.
          (b) Any dispute or controversy with regard to this Agreement, other than injunctive relief pursuant to Section 9, shall be settled by arbitration in New York, New York before the American Arbitration Association ("AAA") in accordance with the Rules of Commercial Arbitration of the AAA. The decision of the arbitrators shall be final and binding upon the parties hereto and may be entered in any court having jurisdiction. The Company shall advance all of the Executive's expenses (including, without limitation, reasonable counsel fees) incurred in connection with such arbitration, provided that Executive shall repay the same in the event he is not, to any extent, the prevailing party.
     20.          Headings.
     The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
     21.          Counterparts.
     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
     22.          Guarantee  and  Joinder.
     Parent hereby unconditionally and irrevocably guarantees, as primary obligor not merely as surety: (i) the punctual payment when due of all obligations of the Company arising under this Agreement; and (ii) the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under this Agreement. Parent hereby agrees to comply with, and be bound by this Agreement.

     IN WITNESS WHEREOF, the Company and Parent have each caused this Agreement to be duly executed by an authorized officer and Executive has hereunto  set  his  hand  as  of  the  date  first  set  forth  above.
MIAMI  SUBS  CORPORATION
By:
Name:  Donald  L.  Perlyn
Title:  President

Jerry  Woda
NATHAN'S  FAMOUS,  INC.
By:
Name:
Title:


                                                                     EXHIBIT D
                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amended and Restated Employment Agreement made as of the 15th day of January, 1999 ("Agreement"), by and between MIAMI SUBS CORPORATION, a corporation incorporated under the laws of the State of Florida, with its principal place of business at 6300 Northwest 31st Avenue, Fort Lauderdale, Florida 33309 (the "Company"), and Frank Baran, residing at 6062 Robinson
Street,  Palm  Beach  Gardens,  Fl.  33418  (the  "Executive").
                            W I T N E S S E T H:
WHEREAS, the Company and the Executive are parties to that certain Employment Agreement made as of December 1, 1998 (the "Initial Employment Agreement"); WHEREAS, the Company and the Executive desire to amend and restate the Initial Employment Agreement as a condition to and in connection with consummation of the merger of Miami Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Nathan's Famous, Inc. ("Parent"), with and into the Company, whereby the Company will become a wholly owned subsidiary of Parent (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of January 15, 1999 (the "Merger Agreement"), among the Parent, Merger Sub and the Company;
WHEREAS, on the Effective Date (as hereinafter defined), the Company and Executive intend this Agreement to supersede any existing employment agreement among the parties, including the Initial Employment Agreement;
WHEREAS, the Parent desires to comply with, and be bound by the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive agree that on the Effective Date the Initial Employment Agreement shall be amended and restated as follows:
     1. Recitals: The foregoing recitals are true and correct and are incorporated herein by reference thereto.
     2.          Employment.
     The Company hereby agrees to continue to employ Executive, and Executive agrees to continue to be employed by the Company, on the terms and conditions herein contained, to serve as its Vice President-Operations. The Executive shall devote substantially all of his business time, energy, skill and efforts to the performance of his duties hereunder and shall faithfully and diligently
serve  the  Company.    The  foregoing  shall  not  prevent  Executive  from
participating in not-for-profit activities or from managing his passive personal investments provided that these activities do not materially interfere with Executive's obligations hereunder.
     3.          Term  of  Employment.
     Executive's employment under this Agreement shall be for a term commencing on the effective date of the Merger (the "Effective Date") and, subject to earlier termination as provided in Section 8 below, terminating on the first anniversary of the Effective Date (the "Initial Term"). The Initial Term shall be automatically extended for successive one-year periods (the "Additional Terms") unless terminated at the end of the Initial Term or any
Additional Term by either party upon one hundred eighty (180) days' prior written notice given to the other party (the Initial Term and any Additional Terms shall be referred to as the "Employment Term"). Notwithstanding anything else herein, the provisions of Section 9 hereof shall survive and remain in effect notwithstanding the termination of the Employment Term.
     4.          Compensation.
          (a) As compensation for his services under this Agreement, the Company shall pay Executive a salary at the rate of One Hundred Ten Thousand Dollars ($110,000) per year (the "Base Salary"), payable in equal installments (not less frequently than monthly) and subject to withholding in accordance with the Company's normal payroll practices. The Executive's Base Salary shall be reviewed annually by the Company and may be increased, but not decreased, in the Company's sole discretion.
          (b) In addition to the Base Salary, Executive shall participate in any executive bonus program established by the Company and Parent from time to time.
     5.          Benefits  and  Fringes.
     During the Employment Term, Executive shall be entitled to such benefits and fringes, if any, as are generally provided from time to time by the
Company and/or Parent to its executive employees of a comparable level, including any life, medical or dental insurance plans for the benefit of
Executive and members of his immediate family, and pension, profit-sharing, 401(k) and other similar plans and on the same terms as so provided, as well as a Company automobile.
     6.          Expenses.
     The Company shall reimburse Executive in accordance with its expense reimbursement policy as in effect from time to time for all reasonable expenses, including, without limitation, Executive's professional dues, license fees, continuing educational courses, professional association membership fees, airplane travel and other travel expenses and all reasonable expenses related to his Company automobile (including, without limitation, repairs, maintenance, insurance and gasoline), incurred by Executive in connection with the performance of his duties under this Agreement upon the presentation by Executive of an itemized account of such expenses and appropriate receipts.
     7.          Vacation.
     During the Employment Term, Executive shall be entitled to vacation in accordance with the Company's practices, provided that Executive shall not be entitled to less than four (4) weeks paid vacation in each full contract year.
 Any vacation not taken in any year shall be deemed to be forfeited by the Executive as of January 1 of the succeeding year.
     8.          Termination.
          (a) Executive's employment under this Agreement and the Employment Term shall terminate as follows:
               (i)          automatically  on  the  date of Executive's death.
               (ii)          Upon  written  notice given by the Company to the
Executive if Executive is unable to perform his material duties hereunder for 180 days (whether or not continuous) during any period of 360 consecutive days by reason of physical or mental disability.
               (iii)       Upon written notice by the Company to the Executive
for Cause. Cause shall mean (A) the Executive's conviction of a felony involving moral turpitude (after exhaustion or lapse of all rights of appeal);
(B) willful refusal to perform his duties as Vice President-Operations of the Company, which is not remedied promptly after receipt by the Executive of written notice from the Company specifying the details thereof; and (C) Executive's dishonesty in the performance of his duties. Upon a termination for Cause, Executive (and his representative) shall be given the opportunity to appear before the Board of Directors of the Company (the "Board") to explain why the Executive believes that Cause did not occur. Such appearance shall be scheduled on no less than twenty (20) and no more than forty (40) days written notice to Executive. In the event the Board agrees with the Executive, which shall be a determination made in its sole discretion, the Executive shall be retroactively reinstated in his position. The removal pending such Board meeting shall not be deemed Good Reason under (vi) below.
               (iv)          Upon written notice by the Company without Cause.
               (v)     Upon the voluntary resignation of the Executive without
Good Reason upon sixty (60) days prior written notice to the Company (which the Company may in its sole discretion make effective earlier).
               (vi)     Upon the written resignation of the Executive for Good
Reason stating with specificity the details of the Good Reason, if the stated Good Reason is not cured within thirty (30) days of the giving of such notice.
 "Good Reason" shall mean (A) relocation of the Executive's office, or materially change the location at which Executive is required to perform his duties, from within the Territory, (B) any material reduction in his authority, duties or responsibilities or (C) any other material breach of any provision of this Agreement by the Company. For purposes hereof, "Territory" shall mean Broward, Miami-Dade and Palm Beach Counties, Florida.
               (vii)      Upon written notice of non-renewal by the Company or
Executive  pursuant  to  Section  3  hereof.
     (b) Upon any termination of the Employment Term Executive shall be entitled to receive any unpaid salary and accrued vacation through his date of termination and any benefits under any benefit plan in accordance with the terms of said plan. In addition, (i) if the termination is pursuant to
(a)(iv) or (a)(vi) above, Executive shall receive (without a duty to mitigate) severance pay in a lump sum equal to three (3) times the amount of Executive's Base Salary in effect at the time of termination, and (ii) if termination is by the Company pursuant to (a)(vii) above, Executive shall receive (without a duty to mitigate) severance pay in a lump sum equal to Executive's Base Salary in effect at the time of termination. Such lump sum severance payments shall be paid within thirty (30) and fifteen (15) days, respectively, after the date of termination. In the event termination is pursuant to (a)(ii) alone, Executive shall receive in monthly payments for one (1) year thereafter Executive's Base Salary in effect at the time of termination reduced by any disability benefits or worker's compensation salary replacement he receives from any program sponsored or made available by the Company or a governmental entity. In the event of termination other than pursuant to (a)(i), (a)(iii) or (a)(v), to the extent the Executive or his dependents are eligible for COBRA coverage, the Company shall pay the cost of such coverage for the maximum period permitted under federal law. The Company shall have no other obligations to the Executive.
     9.          Confidential  Information  and  Non-Competition.
          (a) Executive acknowledges that as a result of his employment by the Company, Executive will obtain secret and confidential information as to the Company and its affiliated entities, that the Company and its affiliated entities will suffer substantial damage, which would be difficult to ascertain, if Executive shall enter into Competition (as defined below) with the Company or any of its affiliated entities and that because of the nature of the information that will be known to Executive it is necessary for the Company and its affiliated entities to be protected by the prohibition against Competition set forth herein, as well as the confidentiality restrictions set forth herein. Executive acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and its affiliated entities and that part of the compensation paid under this Agreement is in consideration for the agreements in this Section 9.
          (b)          Competition  shall  mean:
               (i)     participating, directly or indirectly, as an individual
proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever in the State of Florida in a business in competition with the quick-service restaurant business conducted by the Company or its affiliated entities during the Employment Term; provided, however, that such prohibited participation shall not include: (A) the mere ownership of not more than one percent (1%) of the total outstanding stock of a publicly held company; (B) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in the aforesaid Competition; or (C) any activity engaged in with the prior written approval of the Board.
               (ii)         recruiting, soliciting or inducing any nonclerical
employee or employees of the Company or its affiliated entities to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliated entities or hiring or assisting another person or entity to hire any nonclerical employee of the Company or its affiliated entities. Notwithstanding the foregoing, if requested by an entity with which Executive is not affiliated, Executive may serve as a reference for any person who at the time of the request is not an employee of the Company or any of its affiliated entities.
If any restriction set forth in above items (i) and/or (ii) is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
          (c) During and after the Employment Term, Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliated entities all secret or confidential information, knowledge or data relating to the Company and its affiliated entities, and their respective businesses, including any confidential information as to customers or vendors of the Company or its affiliated entities, (i) obtained by Executive during his employment by the Company or its affiliated entities; and (ii) not otherwise public knowledge or known within the Company's or its affiliated entities' industries. Executive shall not, without prior written consent of the
Company, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In the event Executive is compelled by order of a court or other governmental or legal body to communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, Executive shall promptly notify the Company of any such order and shall cooperate fully with the Company in protecting such information to the extent possible under applicable law.
          (d) Upon termination of Executive's employment with the Company, or at any other time as the Company may request, Executive will promptly deliver to the Company all documents which Executive may possess or have under his direction or control (whether prepared by the Company, an affiliated entity, Executive or a third party) relating to the Company or its affiliated entities or any of their respective businesses or properties.
          (e) During the Employment Term and for a period of one (1) year following termination thereof (except for termination pursuant to Section 8(a)(iv) or (vi)), Executive shall not enter into Competition with the Company or any of its affiliated entities.
          (f) In the event of a breach or potential breach of this Section 9, Executive acknowledges that the Company and its affiliated entities will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the affiliated entities shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this
Section  9  enforced.
     10.          Executive  Representation.
     Executive represents and warrants that he is under no contractual or other limitation from entering into this Agreement and performing his obligations hereunder.
     11.          Indemnification
     The Executive shall be entitled to be indemnified by the Company for his actions as an officer, director, employee, agent or fiduciary of the Company or its affiliated entities to the fullest extent permitted by applicable law and shall, to the extent the Company does not or is unable as a result of a conflict between the parties to undertake his defense, have reasonable legal fees (including, but not limited to, a retainer fee) and other reasonable expenses paid to him in advance of final disposition of a proceeding, provided that he has actually incurred such expenses and he executes an undertaking to repay such amounts if, and to the extent, required to do so by applicable law.
 The Company shall cover the Executive under any directors' and officers' liability insurance policy to the same extent as its other senior officers.

     12.          Stock  Options.
     On the Effective Date, Parent shall grant to Executive, in exchange for the cancellation of the Executive's options (assumed by Parent pursuant to the Merger) to purchase 9,500 shares of the Company's common stock under the Company's 1990 Executive Option Plan, immediately exercisable stock options under a stock option plan of the Parent (the "Plan") to purchase 25,000 shares of Parent's common stock, $.01 par value per share (the "Common Stock"). Such options shall continue to be exercisable for a term of ten (10) years, irrespective of whether Executive remains employed by the Company, at an exercise price equal to the fair market value per share on the date of grant, subject to adjustment as provided in the Plan. Parent shall file within ten business days of the Effective Date, and shall maintain in effect, a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the shares of Common Stock issuable upon exercise of all stock options held by Executive and the resale thereof by him.
     13.          Change  of  Control.
     Upon a "Change of Control" (as defined below) of the Company or Parent, the Company shall pay Executive, within thirty (30) days of such event, a lump sum equal to three (3) times the amount of his Base Salary in effect at the time of such event, together with a pro rata portion of the bonus accrued through the date of such Change of Control. As used herein "Change of Control"means (a) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) in either the case of the Company or Parent (other than the Parent or any "person" who on the date of this Agreement is a director or officer of the Parent or Company, as the case may be), becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company or Parent, as the case may be, representing twenty (20%) percent of the voting power of the Company's or Parent's then outstanding securities, as the case may be; or (c) if during any period of two (2) consecutive years during the term of Executive's employment, individuals who at the beginning of such period constitute the Board of Directors of either the Company or Parent cease for any reason to constitute at least a majority thereof.
     14.          Entire  Agreement;  Modification.
     This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.
     15.          Severability.
     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable thc remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction.
     16.          Waiver  of  Breach.
     The waiver by any party of a breach of any provisions of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.
     17.          Notices.
     All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one day after sending by express mail or other "overnight mail service," or three days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to the address as listed in the Company's records; and if to the Company, to the Company at its office as set forth at the head of this Agreement, to the attention of its President and Chief Operating Officer. Either party may change the notice address by notice given as aforesaid.
     18.          Assignability;  Binding  Effect.
     This Agreement shall be binding upon and inure to the benefit of Executive and Executive's legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement may not be assigned by the Executive. This Agreement may not be assigned by the Company except in connection with a merger or a sale by the Company of all or substantially all of its assets and then only provided the assignee specifically assumes in writing all of the Company's obligations hereunder.
     19.          Governing  Law.
          (a) All issues pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof.
          (b) Any dispute or controversy with regard to this Agreement, other than injunctive relief pursuant to Section 9, shall be settled by arbitration in New York, New York before the American Arbitration Association ("AAA") in accordance with the Rules of Commercial Arbitration of the AAA. The decision of the arbitrators shall be final and binding upon the parties hereto and may be entered in any court having jurisdiction. The Company shall advance all of the Executive's expenses (including, without limitation, reasonable counsel fees) incurred in connection with such arbitration, provided that Executive shall repay the same in the event he is not, to any extent, the prevailing party.
     20.          Headings.
     The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
     21.          Counterparts.
     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
     22.          Guarantee  and  Joinder.
     Parent hereby unconditionally and irrevocably guarantees, as primary obligor not merely as surety: (i) the punctual payment when due of all obligations of the Company arising under this Agreement; and (ii) the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under this Agreement. Parent hereby agrees to comply with, and be bound by this Agreement.

     IN WITNESS WHEREOF, the Company and Parent have each caused this Agreement to be duly executed by an authorized officer and Executive has hereunto  set  his  hand  as  of  the  date  first  set  forth  above.
MIAMI  SUBS  CORPORATION
By:
Name:  Donald  L.  Perlyn
Title:  President

Frank  Baran
NATHAN'S  FAMOUS,  INC.
By:
Name:
Title:





                                                                  EXHIBIT 99.1

February  1,  1999                              Contact:    Donald  L.  Perlyn
For  Immediate  Release                                     Jerry  W.  Woda
                                                            (954) 973-0000


                            MIAMI SUBS CORPORATION
                            NATHAN'S FAMOUS, INC.
                     ANNOUNCE DEFINITIVE MERGER AGREEMENT


Fort Lauderdale, Florida, February 1, 1999...Miami Subs Corporation (NASDAQ:SUSCD) and Nathan's Famous, Inc. (NASDAQ:NATH) reported today that the companies have entered into a definitive merger agreement pursuant to which Nathan's will acquire the issued and outstanding shares of common stock of Miami Subs in exchange for common stock of Nathan's having a market price of $2.068 per share at closing but no more than one share of Nathan's common stock for each two shares of common stock of Miami Subs. Shareholders of Miami Subs will also receive warrants to purchase Nathan's common stock which have an exercise price of $6.00 per share at the rate of one warrant for each four shares of Nathan's common stock received by Miami Subs shareholders. The merger is subject to certain conditions, including completion of due diligence, receipt of a fairness opinion, and approval by a majority of the shareholders of Nathan's and Miami Subs. In November 1998, Nathan's acquired, in a private transaction, approximately 30% of the outstanding common stock of Miami Subs.

Wayne Norbitz, president of Nathan's Famous, Inc., stated, "We are enthusiastic about our potential acquisition of Miami Subs, which we believe represents a significant step towards realizing Nathan's growth strategy. The combined entity would double the revenue base of Nathan's and is expected to be accretive to earnings. We shall seek to exploit opportunities to market and develop each company's concept separately, as well as in concert, through co-branding opportunities. We will also seek to make margin improvements, leverage and enhance management and effectuate cost efficiencies."

"Nathan's is a natural partner for us," said Donald L. Perlyn president and chief operating officer of Miami Subs Corporation. "It is not only a situation where we enhance our product line, but one where we will improve our financial strength and development potential as well. It was clearly time to seek a strategic alliance for our Company, and I am certain we are making the right move by joining forces with Nathan's."

Miami Subs Corporation currently operates and franchises 194 restaurants located in 16 states, Puerto Rico, Peru, the Dominican Republic, and Ecuador. The Nathan's Famous retail system is currently comprised of 26 Company-owned units, 168 franchised or licensed units, and over 500 Branded Product points of distribution, located in twenty-nine states, the District of Columbia and two foreign countries, featuring Nathan's world famous all-beef hot dogs.

Except for historical information contained in this news release, the matters discussed are forward looking statements that involve risks and uncertainties.
 Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and pricing; capacity; the regulatory and trade environment; and the risk factors reported from time to time in Nathan's and Miami Subs' SEC reports.